EXECUTION VERSION US-DOCS\144653556.8 CAN_DMS: \1001135821 AMENDED AND RESTATED LOAN AGREEMENT Dated as of September 19, 2023 by and among BIRD RIDES, INC., as Borrower, BIRD GLOBAL, INC., as Parent, BIRD US HOLDCO, LLC, as Holdco Guarantor, THE PERSONS FROM TIME TO TIME PARTY HERETO, as Lenders, and MIDCAP FINANCIAL TRUST, as Administrative Agent

TABLE OF CONTENTS Page -i- US-DOCS\144653556.8 CAN_DMS: \1001135821 ARTICLE I DEFINITIONS .......................................................................................................... 1 SECTION 1.01. Certain Defined Terms ............................................................................ 1 SECTION 1.02. Other Interpretative Matters .................................................................. 27 ARTICLE II TERMS OF THE LOANS ..................................................................................... 28 SECTION 2.01. Loans ..................................................................................................... 28 SECTION 2.02. Making of Loans; Repayment of Loans ................................................ 28 SECTION 2.03. Interest and Fees .................................................................................... 29 SECTION 2.04. Records of Loans .................................................................................. 29 ARTICLE III [RESERVED] ....................................................................................................... 29 ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS ................... 29 SECTION 4.01. Priority of Payments .............................................................................. 29 SECTION 4.02. Payments and Computations, Etc. ......................................................... 30 ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY ................ 31 SECTION 5.01. Increased Costs ..................................................................................... 31 SECTION 5.02. Adjusted Term SOFR............................................................................ 32 SECTION 5.03. Taxes ..................................................................................................... 33 ARTICLE VI CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS ............. 37 SECTION 6.01. Conditions Precedent to Effectiveness of this Agreement .................... 37 ARTICLE VII REPRESENTATIONS AND WARRANTIES ................................................... 38 SECTION 7.01. Representations and Warranties of the Credit Parties ........................... 38 ARTICLE VIII COVENANTS .................................................................................................... 42 SECTION 8.01. Affirmative Covenants of the Credit Parties ......................................... 42 SECTION 8.02. Negative Covenants of the Credit Parties ............................................. 47 ARTICLE IX FINANCIAL COVENANTS ................................................................................ 49 SECTION 9.01. Liquidity ................................................................................................ 49 SECTION 9.02. Tangible Net Worth .............................................................................. 49 ARTICLE X EVENTS OF DEFAULT ....................................................................................... 49 SECTION 10.01. Events of Default ................................................................................ 49 ARTICLE XI THE ADMINISTRATIVE AGENT ..................................................................... 52 SECTION 11.01. Appointment and Authorization .......................................................... 52 SECTION 11.02. The Administrative Agent and Affiliates. ........................................... 52 SECTION 11.03. Action by the Administrative Agent ................................................... 52

TABLE OF CONTENTS (continued) Page -ii- US-DOCS\144653556.3 US-DOCS\144653556.8 CAN_DMS: \1001135821 SECTION 11.04. Consultation with Experts ................................................................... 53 SECTION 11.05. Liability of the Administrative Agent ................................................. 53 SECTION 11.06. Indemnification ................................................................................... 53 SECTION 11.07. Right to Request and Act on Instructions ........................................... 53 SECTION 11.08. Credit Decision ................................................................................... 54 SECTION 11.09. Collateral Matters ................................................................................ 54 SECTION 11.10. Agency for Perfection ......................................................................... 54 SECTION 11.11. Notice of Default ................................................................................. 54 SECTION 11.12. Assignment by the Administrative Agent; Resignation of the Administrative Agent; Successor the Administrative Agent ................ 55 SECTION 11.13. Payment and Sharing of Payment ....................................................... 55 SECTION 11.14. Loan Payments .................................................................................... 56 SECTION 11.15. Return of Payments ............................................................................. 56 SECTION 11.16. Sharing of Payments ........................................................................... 56 SECTION 11.17. Right to Perform, Preserve, and Protect .............................................. 57 ARTICLE XII [RESERVED] ...................................................................................................... 57 ARTICLE XIII INDEMNIFICATION ........................................................................................ 57 SECTION 13.01. Indemnities by the Borrower ............................................................... 57 ARTICLE XIV MISCELLANEOUS .......................................................................................... 58 SECTION 14.01. Amendments, Etc. ............................................................................... 58 SECTION 14.02. Notices, Etc. ........................................................................................ 59 SECTION 14.03. Assignability; Addition of Lenders ..................................................... 59 SECTION 14.04. Costs and Expenses ............................................................................. 61 SECTION 14.05. Invoices for Indemnified Amounts ..................................................... 62 SECTION 14.06. Confidentiality .................................................................................... 62 SECTION 14.07. GOVERNING LAW ........................................................................... 63 SECTION 14.08. Execution in Counterparts ................................................................... 63 SECTION 14.09. Integration; Binding Effect; Survival of Termination ......................... 63 SECTION 14.10. CONSENT TO JURISDICTION ........................................................ 64 SECTION 14.11. WAIVER OF JURY TRIAL ............................................................... 64

TABLE OF CONTENTS (continued) Page -iii- US-DOCS\144653556.3 US-DOCS\144653556.8 CAN_DMS: \1001135821 SECTION 14.12. Ratable Payments ................................................................................ 64 SECTION 14.13. Limitation of Liability ......................................................................... 65 SECTION 14.14. Intent of the Parties ............................................................................. 65 SECTION 14.15. USA Patriot Act .................................................................................. 65 SECTION 14.16. Right of Setoff ..................................................................................... 66 SECTION 14.17. Severability ......................................................................................... 66 SECTION 14.18. Mutual Negotiations ............................................................................ 66 SECTION 14.19. Captions and Cross References ........................................................... 66 ARTICLE XV AMENDMENT AND RESTATEMENT ........................................................... 66 SCHEDULES SCHEDULE I – Commitments SCHEDULE II – Amortization Schedule SCHEDULE III – [Reserved] SCHEDULE IV – Accounts SCHEDULE V – Notice Addresses SCHEDULE VI - [Reserved] SCHEDULE VII - Post-Closing Covenants EXHIBITS EXHIBIT A – Form of Loan Request EXHIBIT B – [Reserved] EXHIBIT C – Form of Assignment and Acceptance Agreement EXHIBIT D – Form of Payment Notification EXHIBIT E – Form of Solvency Certificate EXHIBIT F – Form of Closing Date Certificates EXHIBIT G – U.S. Tax Compliance Certificates EXHIBIT H – Form of Compliance Certificate

US-DOCS\144653556.3 US-DOCS\144653556.8 CAN_DMS: \1001135821 This AMENDED AND RESTATED LOAN AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 19, 2023, by and among the following parties: (i) Bird Rides, Inc. (the “Borrower”); (ii) Bird Global, Inc. (the “Parent”); (ii) the Persons from time to time party hereto as Lenders; and (iii) MidCap Financial Trust (“MidCap”), as Administrative Agent. PRELIMINARY STATEMENTS Bird US Opco, LLC (“Bird OpCo”), Bird US Holdco, LLC (“HoldCo Guarantor”), MidCap and certain other Persons party thereto are party to that certain Loan and Security Agreement dated as of April 27, 2021 (as amended, restated, supplemented and otherwise modified prior to the date hereof, the “Existing Loan Agreement”) and such Persons desire to amend and restate the Existing Loan Agreement such that its terms are superseded by this Agreement. In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Account Control Agreement” means each agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the applicable depositary bank or securities intermediary, governing the terms of one or more deposit or securities accounts of a Credit Party that provides the Administrative Agent with control within the meaning of the UCC over the account subject to such agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person. “Acquisition Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of any Credit Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Credit Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving

2 CAN_DMS: \1001135821 effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition. “Adjusted Term SOFR” means a per annum rate of interest equal to the greater of (a) 1.00% and (b) the sum of (x) Term SOFR plus (y) 0.1% (10 basis points). “Administrative Agent” means MidCap, in its capacity as contractual representative for the Lenders, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(f). “Administrative Agent Fee” means a fee as set forth in the Fee Letter between the Borrower and the Administrative Agent, due in accordance with the terms thereof, and paid in accordance with the Priority of Payments. “Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim. “Advisors” has the meaning set forth in Section 14.06(c). “Affected Person” means the Administrative Agent and each Lender. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise. “Affiliate Transaction” means any transaction or series of transactions, including any transaction or series of transactions in which the Parent or any of its Subsidiaries acts to, directly or indirectly, make any payment to, or sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance, or guarantee with, or for the benefit of, any Affiliate of Parent or its Subsidiaries. “Agreement” has the meaning set forth in the preamble to this Agreement. “Amortization Amount” means, with respect to each Payment Date, the amount listed on Schedule II hereof corresponding to the immediately preceding month. “Anti-Terrorism Laws” means any Applicable Law relating to terrorism financing, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

3 CAN_DMS: \1001135821 “Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement. “Applicable Margin” means 7.50% per annum. “Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee and the Administrative Agent, and, if required, the Credit Parties, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto. “Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel but excludes disbursements of internal counsel. “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time. “Base Rate” means the per annum rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that the Administrative Agent may, upon prior written notice to Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Board of Directors” means the board of directors of the Parent or any duly authorized committee or subcommittee of such board of directors. “Borrower” has the meaning set forth in the preamble to this Agreement. “Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a). “Borrower Indemnified Party” has the meaning set forth in Section 13.01(a). “Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Lender, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, the principal amount of the Loans, all Interest on the Loans, all Fees and all other amounts due or to become due from the Borrower under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

4 CAN_DMS: \1001135821 “Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York or San Francisco, California. “Business Combination Agreement” means that certain Business Combination Agreement dated as of May 11, 2021, by and among Bird Rides, Inc., Bird Global, Inc., Switchback II Corporation, and Maverick Merger Sub Inc., as in effect on October 12, 2021. “Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP. “Cash Equivalents” means: (1) U.S. dollars, Canadian dollars, pounds sterling or euros; (2) marketable direct obligations issued by any state of the United States or the District of Columbia or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having one of the two highest ratings obtainable from either S&P Global Ratings, a division of S&P Global Inc. or its affiliates ("S&P"), or Moody's Investors Service, Inc. or its affiliates ("Moody's"); (3) commercial paper, maturing not more than one year after the date of issue rated P-1 by Moody's or A-1 by S&P; (4) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (5) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (4) above and which are secured by readily marketable direct obligations of the United States or any agency thereof; (6) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (7) marketable tax exempt securities rated A-1 or higher by Moody's or A or higher by S&P, in each case, maturing within one year from the date of acquisition thereof; and (h) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (g) above in respect of each country that is a member of the Organization for Economic Co-operation and Development. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above.

5 CAN_DMS: \1001135821 “Certificate of Beneficial Ownership” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “CFC” means any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code. “Change in Control” means the occurrence of any of the following: (a) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding equity interests of the Borrower; (b) The Borrower ceases to own, directly or indirectly, 100% of the issued and outstanding equity interests of the HoldCo Guarantor; (c) The Holdco Guarantor ceases to own, directly, 100% of the issued and outstanding equity interests of the Bird OpCo, in each case free and clear of all Liens other than non-voluntary Liens arising under applicable statutes, Liens in favor of the Administrative Agent and Liens in favor of the Note Collateral Agent securing obligations under the Note Purchase Agreement; or (d) (i) any Person (other than a Permitted Holder) or (ii) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Exchange Act), directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary Voting Stock of Parent and the percentage of aggregate ordinary Voting Stock so held is greater than the percentage of the aggregate ordinary Voting Stock represented by the Equity Interests of Parent beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; unless, in the case of this clause (2), the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Closing Date” means September 19, 2023. “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

6 CAN_DMS: \1001135821 “Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to the Transaction Documents, but excluding any property or assets excluded pursuant to the Transaction Documents (and expressly excluding any Excluded Assets as defined in the Security Agreement). “Commitment” means, with respect to any Lender, the maximum aggregate amount which such Person is obligated to lend or pay hereunder on account of the Loans, as set forth on Schedule I or in such other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03, and as such aggregate amount is reduced by any Loan funded by such Lender hereunder. If the context so requires, “Commitment” also refers to a Lender’s obligation to make Loans hereunder in accordance with this Agreement, as the context so requires. “Common Stock” means the Class A Common Stock, $0.0001 par value per share, of the Parent, or such other securities or other property into or for which such stock is exchanged or converted, or which such stock represents the right to receive, in connection with any reclassification, share exchange, business combination transaction or similar event. “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Person's obligation under any Contingent Obligation shall be determined in accordance with GAAP. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Covered Taxes” has the meaning set forth in Section 5.01(a)(ii). “Credit Extension” means the making of a Loan. “Credit Parties” means the Parent, the Borrower and each of the Borrower’s subsidiaries which is a Guarantor. “Customer Deposits” means, as of any date of determination, the aggregate amount of customer deposits that would be recognized as such on the consolidated balance sheet of the Parent and/or its Subsidiaries; provided that if such Customer Deposits constitute Restricted cash, the amount of Customer

7 CAN_DMS: \1001135821 Deposits for such date of determination shall be reduced dollar-for-dollar by the amount of such Restricted cash “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person; provided that any such transaction or series of transactions shall not be deemed to be a “Disposition” if it has an aggregate Fair Market Value of less than $1,000,000. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Credit Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) by any Credit Party. “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, in each case, so long as any rights of the holders thereof upon the occurrence of such change of control or asset sale event is subject to the prior repayment in full of the Borrower Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the obligation (not deferrable at the sole option of the issuer) to make scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the Final Maturity Date; provided that if such Equity Interest is issued pursuant to a plan for the benefit of employees of any Credit Party or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by a Credit Party in order to satisfy applicable statutory or regulatory obligations. “Disqualified Institutions” means (a) any Person that was identified by name in a written list provided by the Credit Parties to the Administrative Agent on or prior to the Closing Date, (b) competitors of the Credit Parties identified in writing by name by the Credit Parties from time to time to the Administrative Agent, (c) any Affiliate of a competitor identified pursuant to clause (b) above identified in writing by name by the Credit Parties from time to time to the Administrative Agent, and (d) any Affiliate of a Person identified pursuant to clauses (a) or (b) above that is clearly identifiable as an Affiliate of such Person on the basis of such Person’s name, in each case of clauses (c) and (d), other than any Affiliate constituting an institutional lender, bona fide debt fund, or investment vehicle that is engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored, or advised by any Person controlling, controlled by, or under common control with such competitor and for which no personnel involved with the investment of such competitor (x) makes (or has the right to make or participates with others in making) any investment decisions or (y) has access to information (other than information publicly available) relating to the Credit Parties; provided, that no Person that is a Lender at the time of such identification may be designated as a Disqualified Institution. “Dollars” and “$” each mean the lawful currency of the United States of America.

8 CAN_DMS: \1001135821 “Earnout Consideration” means the aggregate Per Share Earnout Consideration (as defined in the Business Combination Agreement as of the Closing Date) payable pursuant to the terms of the Business Combination Agreement. “Effective Date” has the meaning set forth in Section 6.01 of this Agreement. “Eligible Assignee” means (a) any Lender or any of its Affiliates, (b) any Person managed by a Lender or any of its Affiliates and (c) any other financial or other institution; provided, that no Disqualified Institution shall be an Eligible Assignee. “EMEA Dutch Pledge” means that certain Deed of Pledge Over Registered Shares dated as of May 18, 2022 by Bird Rides International Holding, Inc. as pledgor, Bird Rides Europe B.V. as company and the Administrative Agent as pledgee. “Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder. “ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA. “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if: (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

9 CAN_DMS: \1001135821 “Event of Default” has the meaning set forth in Section 10.01. “Exchange Act” means the Securities Exchange Act of 1934, as amended “Excluded Foreign Subsidiary” means any Foreign Subsidiary (a) that is a CFC (b) that is a Subsidiary of a CFC or (c) that is a Foreign Subsidiary Holding Company. “Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires an interest in a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Section 5.03(d) and (d) any Taxes imposed pursuant to FATCA. “Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free-market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by Parent). “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement. “Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. “Fee Letter” has the meaning set forth in Section 2.03(a). “Fees” has the meaning set forth in Section 2.03(a). “Final Maturity Date” means (a) July 12, 2025 or (b) such earlier date on which the Loans and all other Borrower Obligations become due and payable pursuant to Section 10.01.

10 CAN_DMS: \1001135821 “Final Payout Date” means the date on or after the Closing Date when all Borrower Obligations (other than unasserted or contingent indemnification claims) shall have been paid in full and all other amounts owing to the Lenders, the Administrative Agent, and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full other than unasserted or contingent indemnification claims. “Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person. “Foreign Lender” has the meaning set forth in Section 5.03(d)(i). “Foreign Subsidiary” means a Subsidiary that is not incorporated, formed or organized under the laws of the United States or any state thereof. “Foreign Subsidiary Holding Company” means any direct or indirect Subsidiary of any Credit Party, all or substantially all of the assets of which consist of, directly or indirectly, the Equity Interests in one or more CFCs and any of such CFCs’ Subsidiaries, and/or debt or accounts receivable owed by CFCs and/or such CFC’s Subsidiaries or are treated as owed by any such Subsidiaries for U.S. federal income tax purposes. “GAAP” means generally accepted accounting principles in the United States of America, consistently applied. “Government Approval” means, with respect to any Person, all permits, approvals, licenses, and/or requirements of any applicable governmental authority, if any, necessary for the operation of such Person’s business. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantors” means each Subsidiary of the borrower which has unconditionally guaranteed the Borrower Obligations pursuant to the Guarantee Agreement and granted a Lien on all or substantially all of its assets in accordance with the Security Agreement. “Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. “Guarantee Agreement” means that certain Amended and Restated Guarantee by the Borrower, the Parent and the other Credit Parties thereto in favour of the Administrative Agent and the Secured Parties. “Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to

11 CAN_DMS: \1001135821 any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement. “Historical Financial Statements” means the audited financial statements of Parent for the fiscal year ended December 31, 2022 and the unaudited financial statements for Parent for the fiscal quarters ended March 31, 2023 and June 30, 2023. “Holdco Guarantor” means Bird US Holdco, LLC, a Delaware limited liability company. “Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services to the extent constituting liabilities under GAAP (other than (i) trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was due and other trade payables or other accounts payable agreed in writing between the Borrower and the Agent, acting reasonably and (ii) any earn-out, purchase price adjustment or similar obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Credit Parties under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes. “Independent Financial Advisor” means an accounting, appraisal, or investment banking firm or consultant, in each case, of nationally recognized standing that is, in the good faith determination of the Parent, qualified to perform the task for which it has been engaged. “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code. “Intended Tax Treatment” has the meaning set forth in Section 14.14.

12 CAN_DMS: \1001135821 “Intercreditor Agreement” means the Amended and Restated Subordination and Intercreditor Agreement, dated as of the Closing Date, among the several purchasers from time to time party to the Note Purchase Agreement, the Note Collateral Agent, and the Administrative Agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement. “Interest” means, for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Loans during such Interest Period (or portion thereof) in accordance with Section 2.03(a). “Interest Period” means each calendar month, provided that the last Interest Period shall end on (but exclude) the Final Payout Date. “Interest Rate” means, for any day in any Interest Period, the sum of (a) Adjusted Term SOFR plus (b) the Applicable Margin plus (c) for any day on which an Event of Default has occurred and is continuing, an additional default rate of interest equal to 2.00% per annum; provided, however, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law. “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), advances, or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances, or other payments made to customers, dealers, suppliers, contractors, and distributors, and payroll, commission, travel, and similar advances to officers, directors, managers, employees, consultants, and independent contractors) and (b) purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other such Person. The amount of any Investment outstanding at any time shall be the amount actually invested in such Investment (determined, in the case of any Investment made with assets of Parent or any Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received in cash by Parent or a Subsidiary in respect of such Investment and shall be net of any Investment by such Person in Parent or any Subsidiary. “Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time. “IRS” has the meaning set forth in Section 5.03(d)(i). “Junior Financing” means (a) any Indebtedness (other than any permitted intercompany Indebtedness owing to the Credit Parties) that is (i) subordinated in right of payment to the Borrower Obligations, (ii) secured by a Lien that is junior in priority to the Lien securing the Borrower Obligations or (iii) unsecured Indebtedness for borrowed money, and (b) any Permitted Refinancing Indebtedness in respect of the foregoing. “Lenders” means each Person that is or becomes a party to this Agreement in the capacity of a “Lender”. “Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

13 CAN_DMS: \1001135821 “Liquidity” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Borrower or any other Credit Party that is in deposit accounts or in securities accounts, or any combination thereof, which deposit accounts and securities accounts are subject to Account Control Agreements and are maintained by a branch office of the applicable bank or securities intermediary located within the United States of America. “Loan” means any loan made by a Lender pursuant to Section 2.02. “Loan Commitment” means, at any time of determination prior to the termination of all Commitments hereunder, the aggregate Commitments of all Lenders at such time. “Loan Commitment Percentage” means, at any time of determination prior to the termination of all Commitments hereunder, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which is its Commitment at such time and the denominator of which is the aggregate Commitments of all Lenders at such time. For the avoidance of doubt, the Loan Commitment Percentage with respect to any Lender to which all or a portion of any funded Loans is assigned but to which no portion of an unfunded Commitment is assigned shall be 0%. “Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 2.02(a). “Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to each of the Credit Parties individually) with respect to any event or circumstance, a material adverse effect on any of the following: (a) the assets, operations, business or financial condition of Parent and its Subsidiaries, taken as a whole; (c) the ability of the Credit Parties to perform their obligations (taken as a whole) under this Agreement or any other Transaction Document to which it is a party; (d) the validity or enforceability of this Agreement or any other Transaction Document; (e) the perfection, enforceability or priority of the Administrative Agent’s security interest in a material portion of the Collateral; or (f) the rights and remedies of the Administrative Agent or the Lenders under the Transaction Documents taken as a whole or associated with their respective interest in the Collateral. “Material Indebtedness” means Indebtedness (other than the Loans) of the Credit Parties and their Subsidiaries in an aggregate principal amount exceeding $2.0 million. Notwithstanding the foregoing, the Note Purchase Agreement and the Note Documents shall at all times be deemed Material Indebtedness hereunder. For purposes of determining the amount of Material Indebtedness at any time, (a) undrawn and committed amounts shall be included, and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. “Model” has the meaning set forth in Section 6.1(n). “Month” means each calendar month.

14 CAN_DMS: \1001135821 “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party, any of their Subsidiaries or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. “Note Collateral Agent” has the meaning set forth in the definition of “Note Purchase Agreement”. “Note Documents” mean the Note Purchase Agreement, any Guarantee (as defined in the Note Purchase Agreement), and the other Note Documents (as defined in the Note Purchase Agreement). “Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 30, 2022, by and among Parent, as issuer, the purchasers from time to time party thereto, and U.S. Bank National Association, as collateral agent (the “Note Collateral Agent”) as amended, supplemented or otherwise modified or replaced from time to time in accordance with the Intercreditor Agreement or with the consent of the Administrative Agent. “Notes” means the notes issued by Parent under the Note Purchase Agreement. “OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control. “OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable executive orders. “Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document). “Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except for any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Parent” has the meaning set forth in the preamble to this Agreement.. “Participant” has the meaning set forth in Section 14.03(d). “Participant Register” has the meaning set forth in Section 14.03(e). “PATRIOT Act” has the meaning set forth in Section 14.15. “Payment Date” means (a) prior to the Final Maturity Date and so long as no Event of Default is continuing, the tenth day of each calendar month or if such day is not a Business Day, the first following day that is a Business Day, (b) the Final Maturity Date, and (c) on and after the Final Maturity Date or if an Event of Default is continuing, each day selected from time to time by the Administrative Agent (with

15 CAN_DMS: \1001135821 the consent or at the direction of the Lenders) (it being understood that the Administrative Agent (with the consent or at the direction of the Lenders) may select such Payment Date to occur as frequently as daily), or, in the absence of such selection, the tenth day of each calendar month, or if such day is not a Business Day, the first following day that is a Business Day. “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto. “Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) that is maintained or contributed to by a Credit Party or any of their respective Subsidiaries or ERISA Affiliates or with respect to which any Credit Party or any Subsidiary may have any liability, contingent or otherwise. “Permitted Acquisition” means (i) the Acquisition pursuant to the Spin Stock Purchase Agreement and (ii) any other Acquisition by a Credit Party or any wholly-owned Subsidiary of a Credit Party to the extent that each of the following conditions shall have been satisfied: (1) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition; (2) to the extent the Acquisition Purchase Price payable in respect of the proposed Acquisition exceeds $5.0 million, Parent shall have provided to Administrative Agent (i) (A) at least five Business Days prior to the consummation of such Acquisition, an executed term sheet and/or commitment letter setting forth in reasonable detail the terms and conditions of such Acquisition and (B) at least one Business Day prior to the consummation of such Acquisition, (i) copies of the primary agreements, instruments or other documents with respect to the Acquisition and (ii) pro forma financial statements of Parent and its Subsidiaries after the consummation of such Acquisition and (iii) copies of such other agreements, instruments or other documents as the Administrative Agent or any Lender shall reasonably request; (3) (i) neither the Credit Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the seller or sellers, or other obligation of the seller or sellers (except for Permitted Indebtedness) and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released); (4) such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Credit Party or a wholly owned Subsidiary of a Credit Party and, if effected by merger or consolidation involving a Credit Party, such Credit Party shall be the continuing or surviving Person; (5) the assets being acquired (other than a de minimis amount of assets in relation to the Credit Parties' and their Subsidiaries' total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Credit Parties and their Subsidiaries or a business reasonably related thereto; and (6) such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and

16 CAN_DMS: \1001135821 shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof. “Permitted Disposition” means: (1) licensing, on a non-exclusive basis, intellectual property rights in the ordinary course of business; (2) leasing or subleasing assets in the ordinary course of business; (3) (i) the lapse of registered intellectual property of Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of intellectual property rights in the ordinary course of business so long as, (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties; (4) any involuntary loss, damage or destruction of property; (5) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (6) transfers of assets from Parent or any of other Credit Party to Parent or another Credit Party; (7) the termination or expiration of any contract in accordance with its terms or any settlement, release, waiver or surrender of contractual rights or other litigation claims in the ordinary course of business; (8) use or transfer of money or Cash Equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Agreement or the other Transaction Documents; (9) the granting of Permitted Liens and the making of Permitted Investments and Permitted Restricted Payments; (10) Disposition of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof; (11) the sale or disposition of equipment or other assets, to the extent that such equipment or other assets are exchanged for credit against the purchase price of similar replacement equipment or assets; (12) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business; and (13) the Disposition of obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business. “Permitted Holders” means (i) each of the Persons owning Voting Stock of the Parent or Notes on the Closing Date, (ii) each of the Persons owning Voting Stock of Bird Canada Inc. as of December 19, 2022, and (iii) those individuals acting from time to time as officers, directors, managers, employees or members, or in any similar capacity, for any entity referred to in clause (i) above, together with, in the case

17 CAN_DMS: \1001135821 of clause (iii), any entities owned or controlled by any such individuals, independently or together with one or more entities referred to above. “Permitted Indebtedness” means: (1) the Indebtedness owing to Lenders under this Agreement and the other Transaction Documents; (2) Indebtedness arising under the Note Purchase Agreement in an aggregate principal amount not to exceed $75,000,000; (3) Indebtedness of Bird Canada Inc. existing January 3, 2023 and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (4) Indebtedness existing on the Closing Date (other than Indebtedness described in clauses (1) through (3) above) (provided that Indebtedness with an outstanding principal amount in excess of $1,000,000 shall only be permitted under this clause (5) if set forth on Schedule 8.02(c) hereto), and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (5) Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (6) Permitted Intercompany Investments; (7) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; (8) Indebtedness owed to any Person providing property, casualty, liability, environmental or other insurance to the Credit Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (9) the incurrence by any Credit Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Credit Party's operations or capital structure and not for speculative purposes; (10) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards or other similar cash management services, in each case, incurred in the ordinary course of business; (11) contingent liabilities arising from agreements permitted hereunder, in each case, in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Credit Party; (12) Indebtedness consisting of incentive, non-compete, consulting, deferred compensation or other similar arrangements entered into in the ordinary course of business with an officer or employee of any Credit Party or its Subsidiaries to the extent permitted hereunder; (13) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

18 CAN_DMS: \1001135821 (14) guarantees by Parent of Indebtedness of a Subsidiary or guarantees by a Subsidiary of Indebtedness of Parent or any Subsidiary with respect, in each case, to Indebtedness otherwise constituting Permitted Indebtedness hereunder; provided, that (i) if the Indebtedness that is being guaranteed is unsecured and/or subordinated to the Borrower Obligations, the guarantee shall also be unsecured and/or subordinated, as applicable, to the Borrower Obligations and (ii) such guarantees shall be a Permitted Intercompany Investment; (15) to the extent constituting Indebtedness, operating leases incurred in the ordinary course of business; (16) (i) letters of credit incurred in the ordinary course of business with cities and pursuant to import/export duties incurred in the ordinary course of business and (ii) letters of credit or bankers’ acceptances not otherwise described in this definition not exceeding $2.0 million at any time outstanding under this subclause (ii); (17) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Indebtedness in an aggregate principal amount not to exceed $5.0 million at any time outstanding; and (18) the VTB Note (as defined in the Spin Stock Purchase Agreement) “Permitted Intercompany Investments” means Investments made by (a) a Credit Party to or in another Credit Party, (b) a Subsidiary that is not a Credit Party to or in another Subsidiary that is not a Credit Party, (c) a Subsidiary that is not a Credit Party to or in a Credit Party, so long as, in the case of a loan or advance, the Indebtedness is subordinated to the Borrower Obligations to the satisfaction of the Administrative Agent, and (d) a Credit Party to or in a Subsidiary that is not a Credit Party so long as (i) the aggregate amount of all such Investments made by the Credit Parties to or in Subsidiaries that are not Credit Parties does not exceed $5.0 million at any time outstanding and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment. “Permitted Investments” means: (1) Investments in cash and Cash Equivalents; (2) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (3) advances made in connection with purchases of goods or services in the ordinary course of business; (4) Investments received in settlement of amounts due to any Credit Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Credit Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Credit Party or its Subsidiaries; (5) Investments existing on the Closing Date (provided that Investments in an amount in excess of $1,000,000 shall only be permitted under this clause (5) if set forth on Schedule 8.02(e) hereto), but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof; (6) Permitted Intercompany Investments;

19 CAN_DMS: \1001135821 (7) Permitted Acquisitions; (8) payroll, travel and similar advances to directors and employees of any Credit Party or any of its Subsidiaries in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $500,000; (9) loans or advances to directors and employees of any Credit Party or any of its Subsidiaries made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $500,000; (10) (i) in the event that any Credit Party or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, Investments consisting of the Equity Interests issued by such Person to such Credit Party or such Subsidiary; and (ii) Investments consisting of any additional Equity Interests issued by a Subsidiary of a Person to such Person; (11) Investments consisting of guarantees or other contingent obligations permitted under Section 8.02(c); (12) any Investments held by Bird Canada Inc. on January 3, 2023; (13) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Investments in an aggregate amount not to exceed $2.5 million at any time outstanding; and (14) any Investment contemplated by the transactions pursuant to the Spin Stock Purchase Agreement. “Permitted Liens” means, with respect to any Person: (1) Liens securing the Obligations; (2) Liens in favor of the Note Collateral Agent (for the benefit of the Secured Parties as defined in the Note Purchase Agreement), which Liens shall be subject to the Intercreditor Agreement. (3) Liens for Taxes, assessments and governmental charges or levies not yet due or payable or the payment of which is not required under Section 8.01(p); (4) Liens imposed by law, such as carriers', warehousemen's, mechanics', worker's, materialmen's, construction and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (5) Liens existing on the Closing Date; provided that Indebtedness with an outstanding principal amount in excess of $1,000,000 shall only be permitted under this clause (4) if set forth on Schedule 8.02(d) hereto; provided further that any such Lien shall only secure the Indebtedness, and encumber the assets, that it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

20 CAN_DMS: \1001135821 (6) purchase money Liens on equipment acquired (including in connection with a Permitted Acquisition) or held by any Credit Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof; (7) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) permits, licenses or statutory obligations or (iii) obligations on surety or appeal bonds or letters of credit, but only to the extent such deposits or pledges are made or letters of credit are made or otherwise arise or issued in the ordinary course of business and secure obligations not past due; (8) easements, rights of way, servitudes, zoning, building or similar restrictions and similar encumbrances on real property and exceptions, imperfections and irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Credit Party or any of its Subsidiaries in the normal conduct of such Person's business; (9) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (10) the title and interest of (i) a lessor or sublessor in and to personal property leased or subleased (other than through a capital lease) extending only to such personal property, or (ii) a licensor or sublicensor in or to the property subject to any license or sublicense or concession agreement permitted by this Agreement extending only to such property; (11) non-exclusive licenses of intellectual property rights in the ordinary course of business; (12) any encumbrances or restrictions (including put and call agreements) with respect to any Equity Interests constituting a Permitted Investment as required pursuant to the terms of the shareholder, joint venture or other agreement governing such Permitted Investment as in effect on the Closing Date; (13) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 10.01(s); (14) rights of set-off or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (15) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (16) Liens solely on any cash earnest money deposits made by any Credit Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

21 CAN_DMS: \1001135821 (17) Liens securing Permitted Indebtedness under clause (2) and clause (10) of the definition of “Permitted Indebtedness,” including Liens securing cash management services and Hedging Agreements secured under the documentation governing such Indebtedness, so long as any such Liens are subject to the Intercreditor Agreement; (18) UCC or PPSA financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases; (19) in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (20) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; (21) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Parent or any of its Subsidiaries in the ordinary course of business; (22) (i) Liens on cash pledged to secure obligations in respect of letters of credit incurred in the ordinary course of business with cities and pursuant to import/export duties incurred in the ordinary course of business and (ii) Liens on cash pledged to secure obligations in respect of letters of credit or bankers' acceptances not otherwise described in this definition not exceeding $5.0 million at any time outstanding under this subclause (ii); (23) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business; (24) Liens on goods in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of such goods; (25) Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; (26) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents; (27) Liens in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry; and (28) the VTB Security (as defined in the Spin Stock Purchase Agreement). (29) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $5.0 million at any time outstanding. “Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (4) of the definition of "Permitted Liens"; provided that (a)(i) such Indebtedness is incurred upon the acquisition and (ii) such Indebtedness when

22 CAN_DMS: \1001135821 incurred shall not exceed the purchase price of the asset financed plus expenses incurred in connection therewith or (b) such Indebtedness was assumed pursuant to a Permitted Acquisition; provided, further, that the aggregate principal amount of all such Indebtedness shall not exceed $5.0 million at any time outstanding. “Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as: (1) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of unpaid interest and premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto); (2) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified; (3) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Credit Parties and the Lenders in any material respect than the terms of the Indebtedness (including terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and (4) the Indebtedness that is extended, refinanced or modified is not recourse to any Credit Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended. “Permitted Restricted Payments” means any of the following Restricted Payments made by: (a) any Credit Party to another Credit Party; (b) any Subsidiary of Parent to Parent (and any necessary Restricted Payments to another Subsidiary in order to ultimately make such Restricted Payment to Parent); (c) Parent and any of its Subsidiaries to pay dividends or make other distributions in the form of common Equity Interests; (d) Parent to (i) repurchase, redeem, or otherwise acquire Equity Interests (x) upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options or (y) upon the forfeiture of restricted Equity Interests granted to any employee, director, or consultant; and (ii) make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Parent; and (iii) "net exercise" or "net share settle" warrants, options, or other compensatory Equity Interests; provided that the aggregate amount of all such Restricted Payments permitted by this clause (d) shall not exceed $500,000; (e) the redemption, repurchase, retirement or other acquisition of any Equity Interests or Junior Financing of any Credit Party, in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests (other than any Disqualified Equity Interests) of Parent; and (g) so long as no Default or Event of Default has occurred and is continuing or would result

23 CAN_DMS: \1001135821 “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority. “Potential Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default. “Priority of Payments” has the meaning set forth in Section 4.01. “Projections” shall mean the Model and any forward-looking statements (including statements with respect to booked business) of the Credit Parties and their Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Credit Parties. “Register” has the meaning set forth in Section 14.03(b). “Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code). “Representatives” has the meaning set forth in Section 14.06(c). “Required Lenders” means Lenders holding in excess of fifty percent (50%) of the sum of the then aggregate outstanding principal balance of the Loans. “Responsible Officer” of any Person means, any Financial Officer, the chief operating officer, general counsel or other similar officer of such Person. “Restricted” shall mean, when referring to cash or Cash Equivalents of Parent or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” as required by GAAP on a consolidated balance sheet of Parent, (ii) are subject to any Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties or (iii) are not otherwise generally available for use by Parent or its Subsidiaries. “Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Payment” means the Parent or any Subsidiary of the Parent acting to: (1) declare or pay any dividend or make any payment or distribution on account of the Parent’s or any of its Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation, or consolidation involving the Parent (other than (A) dividends or distributions by the Parent payable solely in Equity Interests of the Parent or (B) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, the Parent or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (2) purchase, redeem, defease, or otherwise acquire or retire for value any Equity Interests of the Parent or any direct or indirect parent of the Parent, including in connection with any merger, amalgamation, or consolidation;

24 CAN_DMS: \1001135821 (3) make any principal payment on, or redeem, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment, or maturity, any Subordinated Indebtedness of any Credit Party or any Subsidiary (other than the payment, redemption, repurchase, defeasance, acquisition, or retirement of Indebtedness permitted under clause (7) of the definition of “Permitted Indebtedness”; or (4) make any Restricted Investment. “Sanctioned Country” means a country subject to a sanctions program maintained under any Anti- Terrorism Law, including any such country identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource-center/sanctions/Programs/ Pages/Programs.aspx, or as otherwise published from time to time. “Sanctioned Person” means (a) a person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/ resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (c) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law. “Scooter Lease” means the Master Scooter Operating Lease and Servicing Agreement dated as of April 27, 2021 among the Borrower, as lessee and servicer, and Bird OpCo, as lessor, as amended, restated, supplemented and otherwise modified prior to the date hereof. “Secured Parties” means each Lender, each Borrower Indemnified Party and each Affected Person. “Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time. “Security Agreement” means that certain Amended and Restated Pledge and Collateral agreement dated as of the date hereof among the Borrower, the Parent and the other Credit Parties thereto and MidCap Financial Trust, as collateral agent. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Solvent” means, with respect to any Person and as of any particular date, (a) the present fair market value of the assets of such Person is not less than the total liabilities of such Person, (b) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (c) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

25 CAN_DMS: \1001135821 “Spin Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of September [19], 2023 between Bird Global, Inc., a Delaware corporation, Bird Rides, Inc., a Delaware corporation, Skinny Labs, Inc., a Delaware corporation (d/b/a “SPIN”) and Tier Mobility SE. “Subordinated Indebtedness” means any Indebtedness which is, by its terms, expressly subordinated in right of payment to the Borrower Obligations. “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person. “Tangible Net Worth” means, with respect to any date of determination, (a) an amount equal to total assets of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus intangible assets and total liabilities of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, as of such date of determination, plus (b) any liabilities consisting of the Earnout Consideration, SPAC Warrants (as defined in the Business Combination Agreement), and Private Placement Warrants (as defined in the Business Combination Agreement), in each case (1) to the extent subtracted from Tangible Net Worth pursuant to clause (a) above), and (2) so long as such liability is a non-monetary liability, plus (c) any liabilities under the VTB Note (as defined in the Spin Stock Purchase Agreement) to the extent subtracted from Tangible Net Worth pursuant to clause (a) above), plus (d) an amount equal to 50% of Customer Deposits as of such date of determination; provided that notwithstanding the foregoing, for purposes of determining Tangible Net Worth, Indebtedness in respect of the Note Purchase Agreement (as in effect on the Closing Date or as may be amended in accordance with the Intercreditor Agreement) and Subordinated Indebtedness shall be disregarded. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto. “Term SOFR” means for each Interest Period, the Term SOFR Reference Rate determined by the Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), for a tenor comparable to such Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, which determination shall be conclusive in the absence of manifest error; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for such tenor has not been published by the Term SOFR Administrator and the Term SOFR Reference Rate has not been replaced as a benchmark rate pursuant to the terms hereof, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, however, that if (a) the Term SOFR Administrator has made a public announcement identifying a date certain on or after which such rate shall no longer be provided or published, as the case may be; (b) timely, adequate and reasonable means do not exist for ascertaining such rate and the circumstances giving rise to the Administrative Agent’s inability to ascertain Term SOFR are unlikely to be temporary, as

26 CAN_DMS: \1001135821 determined in the Administrative Agent’s reasonable discretion; or (c) the Administrative Agent determines that use of Term SOFR is no longer appropriate for the purpose of calculating interest under this Agreement and the other Transaction Documents, then the Administrative Agent may, upon prior written notice to the Borrower, choose a reasonably comparable index or source together with corresponding adjustments to any scale factor, spread adjustment and/or floor to such index that the Administrative Agent, in its reasonable discretion, has determined is necessary to preserve the current all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees, but without regard to future fluctuations of such alternative index, it being acknowledged and agreed that neither the Administrative Agent nor any Lender shall have any liability whatsoever from such future fluctuations) to use as the basis for Adjusted Term SOFR, such index or source and adjustments to be consistent with the index or source and adjustments being used by the Administrative Agent on similar transactions with lender finance counterparties; provided, further, that if the replacement index or source as so determined would be less than one percent (1%), the replacement index or source will be deemed to be one percent (1%) for the purposes of this Agreement. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Term SOFR Replacement Conforming Changes” means, with respect to any replacement of Term SOFR as contemplated in the definition thereof, any technical administrative or operational changes (including, without limitation, changes to the definition of “Base Rate, “Term SOFR”, “Adjusted Term SOFR”, “Interest Rate”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such replacement index or source and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the replacement index or source exists, in such other manner of administration as the Administrative Agent decides is reasonable necessary in connection with the administration of this Agreement). “Transaction Documents” means this Agreement, the Security Agreement, the Guarantee Agreement, the Account Control Agreements, the Fee Letters, the EMEA Dutch Pledge, the Intercreditor Agreement, and all other agreements executed and delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement. For the avoidance of doubt, the Transaction Documents shall not include the Investment Agreement dated on or about December 19, 2022, among Bird Global, Inc., Travis Vanderzanden, and Bird Canada Inc. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(d)(1)(C). “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

27 CAN_DMS: \1001135821 “Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. “Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances. “Warrant Agreements” shall mean, collectively, those Warrant Agreements by and among Parent and the Lenders, as applicable, on customary terms, providing, among other things, for the following: (a) the issuance of warrants to the Lenders exercisable into certain shares of Common Stock of Parent (to be allocated to each Lender pro rata based on the outstanding Loans held by each such Lender, subject to customary adjustments, at a strike price initially equal to the volume-weighted average price per share of Common Stock of Parent over the 10-day period preceding the Closing Date, subject to customary adjustments; (b) the payment of the aggregate strike price of any exercised warrants thereunder by the extinguishment, pursuant to Section 2.02(d), of Loans in an amount equal to such aggregate strike price; (c) that each warrant thereunder is exercisable at any time from and after the date hereof to, and including, the date that is ten (10) years after the Closing Date; and (d) customary registration rights providing for the registration, under the Securities Act, of the resale of the shares issued or issuable upon exercise of such warrants by the Lenders. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. SECTION 1.02. Other Interpretative Matters. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) unless otherwise expressly indicated, all references to any Article, Section, Schedule, Exhibit, or Annex are references to Articles, Sections, Schedules, Exhibits, and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause, or other subdivision within any Section or definition refer to such paragraph, subsection, clause, or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; and (k) the term “or” is not exclusive. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the

28 CAN_DMS: \1001135821 basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. ARTICLE II TERMS OF THE LOANS SECTION 2.01. Loans. The Borrower and the other Credit Parties party hereto acknowledge and agree that under the Existing Loan Agreement, the aggregate principal balance of all Loans (under and as defined therein) (the “Existing Loans”) outstanding immediately prior to the effectiveness of this Agreement totaled $35,355,322 (exclusive of interest not previously added to the principal, fees and expenses in respect thereof) and that on the Closing Date each applicable Lender shall, ratably in accordance with its respective Loan Commitment Percentage, severally and not jointly, make Loans to the Borrower on the Closing Date such that after giving effect to such Loans, when taken together with the Existing Loans, the total outstanding principal balance of the Loans shall be $41,355,322 and each Lender shall hold the principal amount of Loans set forth opposite such Lender’s name on Schedule I under the heading “Loans”, and the Credit Parties acknowledge and agree that neither the Borrower, Bird OpCo nor any other Credit Party has any defense, counterclaim or setoff with respect to the payment thereof. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the entire amount of the Existing Loans shall be deemed to be outstanding under this Agreement The Borrower shall not have any right to reborrow any portion of the Loan that is repaid or prepaid from time to time. SECTION 2.02. Making of Loans; Repayment of Loans. (a) In order to request the Loans to be made on the Closing Date, the Borrower shall deliver a Loan Request to the Administrative Agent no later than 2:00 p.m. (New York City time) on the date that is two (2) Business Days prior to the Closing Date. All Loan proceeds shall be used for working capital and general corporate purposes of Parent or any of its Subsidiaries, including payment of the consideration under the SPIN Stock Purchase Agreement. (b) Each Lender’s obligation shall be several, such that the failure of any Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood that no Lender shall be responsible for the failure of any other Lender to make funds available to the Borrower in connection with any Loan hereunder). (c) The outstanding principal amount of all Loans shall become immediately due and payable in full on the Final Maturity Date. Prior thereto principal of the Loans shall be due on each Payment Date in an amount equal to the Amortization Amount for such Payment Date (applied in accordance with the Priority of Payments). The Borrower may also repay the Loans in accordance with the terms of Section 2.02(e). (d) Warrants. Notwithstanding anything to the contrary herein or otherwise, the parties hereto acknowledge and agree that one or more Lenders may, at any time and from time to time, elect to exchange all or any portion of the Loans of such Lender for the consideration provided for in one or more Warrant Agreements to which such Lender is or may become a party (any such election, a “Warrant Exercise”). Upon any Warrant Exercise, the portion of the Loans of the Lender making such Warrant Exercise provided for the in the applicable Warrant Agreement shall be satisfied or otherwise discharged for all purposes hereunder in the amount of the “Strike Price” (as defined in the Warrant Agreements). Any

29 CAN_DMS: \1001135821 Lender that makes a Warrant Exercise in accordance with the applicable Warrant Agreement will provide written notice thereof to the Borrower and the Administrative Agent. (e) The Borrower may from time to time, with at least two (2) Business Days prior delivery to the Administrative Agent of an appropriately completed Payment Certificate in the form attached hereto as Exhibit D, prepay the Loans in whole or in part, without premium or penalty; provided, however, that each such prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000 and shall be accompanied by any accrued and unpaid Interest on the amount prepaid and any applicable Fees. Principal payments shall continue in accordance with the Priority of Payments, notwithstanding any partial prepayment of the Loans. The Administrative Agent shall distribute to the Lenders (ratably, based on the amount then due and owing) any amounts received in respect of an optional prepayment in accordance with this Section 2.02(e). SECTION 2.03. Interest and Fees. (a) The Loans shall accrue Interest on each day at the then applicable Interest Rate. The Borrower shall pay all Interest accrued during each Interest Period on the immediately following Payment Date. Interest shall be paid in accordance with the Priority of Payments. (b) The Borrower shall pay to each Lender and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements among the Borrower, the Lenders, and the Administrative Agent (each as amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”). SECTION 2.04. Records of Loans. Each Lender shall record in its records the date and amount of the Loans made by such Lender hereunder, the Interest Rate with respect thereto, the Interest accrued thereon, and each repayment and payment thereof. Subject to Section 14.03(b), such records shall be prima facie evidence of the existence and amount of the obligations recorded therein. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay to each Lender the Loans, together with all Interest accruing thereon, and all other Borrower Obligations. ARTICLE III [RESERVED] ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS SECTION 4.01. Priority of Payments. (a) On each Payment Date, the Borrower shall pay to the Administrative Agent on such Payment Date in the following order of priority (the “Priority of Payments”): (i) first, to the Administrative Agent, Lenders and Borrower Indemnified Parties on a pro rata basis, all accrued and unpaid expenses, costs, or indemnification amounts; (ii) second, to the Administrative Agent, the Administrative Agent Fee, to the extent due and unpaid;

30 CAN_DMS: \1001135821 (iii) third, to the Administrative Agent for distribution to the Lenders (ratably, based on the amount then due and owing), all accrued and unpaid Interest due to each such Lender for the immediately preceding Interest Period, plus, if applicable, the amount of any such Interest payable for any prior Interest Period to the extent such amount has not been distributed to each such Lender, and any interest accrued pursuant to Section 4.02(b), to the extent unpaid; (iv) fourth, to the Administrative Agent for distribution to the Lenders (ratably, based on the amount then due and owing) (A) on the Final Maturity Date or if an Event of Default is continuing on such Payment Date, the outstanding principal amount of the Loans, or (B) prior to the Final Maturity Date and if an Event of Default is not continuing on such Payment Date, the Amortization Amount for such Payment Date; (v) [reserved]; and (vi) sixth, the balance, if any, to be paid at the direction of the Borrower. (b) Notwithstanding anything to the contrary set forth in this Section 4.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4.01 except to the extent actually received by the Administrative Agent or available to the Administrative Agent. All payments or distributions to be made by any Credit Party and any other Person to the Administrative Agent or the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties), shall be paid or distributed to the applicable party to which such amounts are owed. (c) If and to the extent the Administrative Agent, any Lender, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person (including any Credit Party or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Lender, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount. SECTION 4.02. Payments and Computations, Etc. (a) All amounts payable to the Administrative Agent, any Lender, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the applicable party to which such amounts are due. (b) [Reserved.] (c) All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. (d) All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to the Administrative Agent (for the ratable account of the Persons entitled thereto) at the address for payment

31 CAN_DMS: \1001135821 specified in the signature page hereof in relation to the Administrative Agent (or such other address as the Administrative Agent may from time to time specify), including payments utilizing the ACH system, and shall be made in U.S. dollars and by wire transfer in immediately available funds (which shall be the exclusive means of payment hereunder). ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY SECTION 5.01. Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person; (ii) subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is sought under Section 5.03, (B) Taxes described in clause (b) through (d) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes; the Taxes described in this parenthetical, “Covered Taxes”) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Loan or any participation therein or (B) affecting its obligations or rights to make Loans; and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent or a Lender hereunder, (B) funding or maintaining any Loan or (C) maintaining its obligation to fund or maintain any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person, the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered. (b) Capital Adequacy. If any Lender shall reasonably determine that any Change in Law regarding capital adequacy, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling

32 CAN_DMS: \1001135821 Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor. (c) [Reserved]. (d) Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Payment Date occurring after the Borrower’s receipt of such certificate; provided, that any such certificate shall state the basis upon which such amount has been calculated and certify that such Affected Person’s method of allocation is not inconsistent with its method of allocation used for other trade receivable securitization facilities or debt facilities which are subject to similar provisions for which reimbursement is being sought. (e) Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 5.02. Adjusted Term SOFR. (a) Adjusted Term SOFR may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender due to any Change in Law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws or changes in law with respect to Covered Taxes) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest based upon Adjusted Term SOFR. In any such event, the affected Lender shall give the Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Borrower may, by notice to such affected Lender (I) require such Lender to furnish to the Borrower a statement setting forth the basis for adjusting Adjusted Term SOFR and the method for determining the amount of such adjustment, or (II) repay the Loans bearing interest based upon the Adjusted Term SOFR with respect to which such adjustment is made. (b) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to maintain Loans bearing interest based upon Adjusted Term SOFR or to continue such maintaining, or to determine or charge interest rates at Adjusted Term SOFR, such Lender shall give notice of such changed circumstances to the Administrative Agent and the Borrower and the Administrative Agent promptly shall transmit the notice to each other Lender, (i) in the case of the pro rata share of the Loans held by such Lender and then outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such portion of the Loans, and interest upon such portion thereafter shall accrue interest at the Base Rate plus the Applicable Margin, and (ii) such portion of the Loans shall continue to

33 CAN_DMS: \1001135821 accrue interest at the Base Rate plus the Applicable Margin until such Lender determines that it would no longer be unlawful or impractical to maintain such Loans at Adjusted Term SOFR. (c) Anything to the contrary contained herein notwithstanding, neither the Administrative Agent nor any Lender is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on Adjusted Term SOFR. (d) In connection with any replacement of Term SOFR as contemplated in the definition thereof, the Administrative Agent will have the right to make Term SOFR Replacement Conforming Changes and amendments implementing such Term SOFR Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. The Administrative Agent will promptly notify the Credit Parties and the Lenders of (i) replacement of Term SOFR as contemplated in the definition thereof and (ii) the effectiveness of any Term SOFR Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent in connection with any replacement of Term SOFR, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.02. Notwithstanding the foregoing, the Administrative Agent will cooperate with the Borrower to effectuate any modification to this Agreement or the credit extensions made connection therewith (as contemplated by this Section 5.02) in a manner that does not result in a deemed exchange of such credit extensions under Section 1001 of the Code. SECTION 5.03. Taxes. (a) Payments Free of Taxes. All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and if any such withholding or deduction is in respect of any Indemnified Taxes, then the Borrower or other Credit Party shall pay such additional amount or amounts as is necessary to ensure that the net amount actually received by the applicable Affected Person will equal the full amount such Affected Person would have received had no such withholding or deduction of Indemnified Taxes been required (including, without limitation, such withholdings and deductions applicable to additional sums payable under this Section 5.03). After payment of any Tax by the Borrower to a Governmental Authority pursuant to this Section 5.03, the Borrower shall promptly forward to the Administrative Agent the original or a certified copy of an official receipt, a copy of the return reporting such payment, or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority. (b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes. (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and the Lenders, within ten (10) days after demand thereof, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by the Administrative Agent or any Lender or required to be withheld or deducted from a payment to the Administrative Agent or any Lender and any reasonable

34 CAN_DMS: \1001135821 expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (d) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(d)(i), 5.03(d)(ii) and 5.03(f) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (i) Each Lender that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 14.03 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall, to the extent permitted by Applicable Law, execute and deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable: (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, two (2) properly completed and executed copies of United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Documents, two (2) properly completed and executed copies of IRS Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "business profits" or "other income" article of such tax treaty; (B) two (2) executed copies of Form W-8ECI (or successor form); (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) executed copies of IRS Forms W-8BEN or W-8BEN-E (or successor form); (D) to the extent a Foreign Lender is not the beneficial owner, two (2) executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or successor form), a U.S. Tax

35 CAN_DMS: \1001135821 Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; or (E) other applicable forms, certificates or documents prescribed by the IRS. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. In addition, to the extent permitted by Applicable Law, such forms shall be delivered by each Foreign Lender upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). (ii) Each Lender that is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 14.03 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall provide to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), a properly completed and executed copy of IRS Form W-9 or any successor form certifying as to such Lender's entitlement to an exemption from U.S. backup withholding and, to the extent permitted by Applicable Law, other applicable forms, certificates or documents prescribed by the IRS or reasonably requested by the Borrower or Administrative Agent. Each such Lender shall promptly notify the Borrower at any time it determines that any certificate previously delivered to the Borrower (or any other form of certification adopted by the U.S. governmental authorities for such purposes) is no longer valid. (iii) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or Administrative Agent to determine the withholding or deduction required to be made. (iv) The Administrative Agent shall deliver to the Borrower , on or prior to the date on which it becomes a party to this Agreement, a duly completed IRS Form W-9, with the effect that the Borrower may make payments to the Administrative Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States (and the Administrative Agent will serve as a U.S. withholding agent (and complete associated reporting responsibilities) with respect to Chapter 3 and Chapter 4 withholding on amounts

36 CAN_DMS: \1001135821 paid to the Administrative Agent in respect of the Loans (or any other amounts payable hereunder). (e) Treatment of Certain Refunds. If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which it has been indemnified by the Borrower or other Credit Party pursuant to this Section 5.3 (including by the payment of additional amounts pursuant to this Section 5.3), then it shall promptly pay an amount equal to such refund to the Borrower or other Credit Party, net of all reasonable out-of-pocket expenses of such Lender or of the Administrative Agent with respect thereto, including any Taxes; provided, however, that the Borrower or other Credit Party, upon the written request of such Lender or the Administrative Agent, agrees to repay any amount paid over to the Borrower or other Credit Party to such Lender or to the Administrative Agent (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or the Administrative Agent is required, for any reason, to disgorge or otherwise repay such refund. Notwithstanding anything to the contrary in this Section 5.3, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.3(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.3 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (f) Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (g) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.03(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

37 CAN_DMS: \1001135821 (h) Survival. Each party’s obligations under Section 5.03(a) through (g) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Borrower Obligations hereunder. ARTICLE VI CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS SECTION 6.01. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall be effective on the date (the “Effective Date”) on which the conditions precedent are satisfied: (a) Transaction Documents. The Administrative Agent and the Lenders shall have received copies of each of the Transaction Documents executed and delivered by each party thereto. (b) Organizational Documents; Incumbency. The Administrative Agent and the Lenders shall have received (i) true, correct and complete copies of the organizational documents of the Credit Parties; (ii) signature and incumbency certificates of the officers of each of the Credit Parties executing the Transaction Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each of the Credit Parties approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party as of the Closing Date, certified as of the Closing Date by a Responsible Officer as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each of the Credit Parties’ jurisdiction of incorporation, organization or formation dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent or the Lenders may reasonably request. (c) Amendment to Note Purchase Agreement. The Administrative Agent shall have received a duly executed amendment to the Note Purchase Agreement in form and substance satisfactory to the Administrative Agent. (d) Liens. The Administrative Agent and the Lenders shall have received the results of a recent search, by a Person satisfactory to the Lenders, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of the Credit Parties, together with copies of all such filings disclosed by such search. (e) Financial Statements. The Lenders shall have received the Historical Financial Statements. (f) SPIN Acquisition. The Borrower shall have acquired, or shall substantially concurrently on the Effective Date acquire, all of the outstanding shares of Skinny Labs, Inc. (d/b/a “SPIN”) pursuant to the SPIN Stock Purchase Agreement, which shall be in form and substance satisfactory to the Administrative Agent (the “SPIN Acquisition”). (g) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received executed copies of favorable written opinions, dated as of the Closing Date, of Norton Rose Fulbright US LLP, counsel to the Credit Parties, covering corporate, enforceability, and security interest matters and such other matters as the Lenders may request, in form and substance satisfactory to the Lenders (and each Credit Party instructs such counsel to deliver such opinions to the Administrative Agent and the Lenders).

38 CAN_DMS: \1001135821 (h) Fees. The Credit Parties shall have executed and delivered the Fee Letters to the Administrative Agent and the Lenders. (i) Solvency Certificate. The Credit Parties shall have delivered to the Administrative Agent and the Lenders an executed solvency certificate in the form of Exhibit E hereto. (j) Closing Date Certificates. The Credit Parties shall have delivered to Administrative Agent and the Lenders an executed certificate in the form of Exhibit F hereto, together with all attachments thereto. (k) Due Diligence. Other than changes occurring in the ordinary course of business, no information or materials are or should have been available to the Credit Parties as of the Closing Date that are materially inconsistent with the material previously provided to the Lenders for their due diligence review of the Credit Parties and their respective business. (l) No Material Adverse Change. Since December 31, 2022, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. (m) KYC; Beneficial Ownership. The Administrative Agent and the Lenders shall have received from the Credit Parties all documentation and information required under the applicable "know your customer" requirements of the Anti-Terrorism Laws. (n) Model. The Lenders shall have received, at least three (3) Business Days prior to the Closing Date, the financial model for the Loans, which shall be satisfactory to the Lenders in their sole discretion (the “Model”). (o) Funds Flow. The Lenders shall have received at least three (3) Business Days prior to the Closing Date a funds flow memorandum, in form and substance reasonably satisfactory to them. ARTICLE VII REPRESENTATIONS AND WARRANTIES SECTION 7.01. Representations and Warranties of the Credit Parties. On the Closing Date and on each date on which representations and warranties are required to be made hereunder, the Credit Parties represent and warrant to the Administrative Agent and each Lender: (a) Organization and Good Standing. Parent and each of its Subsidiaries is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. (b) Due Qualification. Parent and each of its Subsidiaries is duly qualified to do business as a limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. (c) Power and Authority; Due Authorization. Each Credit Party (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other

39 CAN_DMS: \1001135821 Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party. (d) Binding Obligations. This Agreement and each of the other Transaction Documents to which each Credit Party is a party, when executed and delivered by such Credit Party and each other party thereto, will constitute legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. (e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which each Credit Party is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents, any Government Approval, or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Credit Party is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except in the case of each of the foregoing clauses (i) through (iii) to the extent that any such conflict, breach, default, Adverse Claim or violation, as applicable, could not reasonably be expected to have a Material Adverse Effect. (f) Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Credit Parties, threatened in writing, against Parent or any of its Subsidiaries before any Governmental Authority and (ii) none of the Parent or any of its Subsidiaries is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity or unenforceability of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any of the Collateral by any Credit Party to the Administrative Agent, the ownership or acquisition by any Credit Party of any Collateral, or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by any of the Credit Parties of its obligations under this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect. (g) Government Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Credit Parties in connection with the operation of its scooters, including, without limitation, any applicable Government Approvals, the grant of a security interest to the Administrative Agent under the Security Agreement or the due execution, delivery and performance by the Credit Parties of this Agreement or any other Transaction Document to which they are

40 CAN_DMS: \1001135821 a party and the consummation by the Credit Parties of the transactions contemplated by this Agreement and the other Transaction Documents to which they are a party have been obtained or made and are in full force and effect. (h) Margin Regulations. The Credit Parties are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loans made to any Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System. (i) Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, (A) Parent and its subsidiaries, on a consolidated basis are Solvent, and (B) each of the Credit Parties is Solvent. (j) Offices; Legal Name. Each Credit Party’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The chief executive office and legal name of each Credit Party is set forth on Schedule V hereto. . (k) Investment Company Act; Volcker Rule. None of the Credit Parties (i) is, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is a “covered fund” under the Volcker Rule. (l) No Material Adverse Effect. Since December 31, 2022, there has been no Material Adverse Effect with respect to Parent or any of its Subsidiaries. (m) Accuracy of Information. All written information (including Loan Requests, certificates, reports, statements, and other documents) (other than the Projections, forward looking information and information of a general economic nature or general industry nature) furnished to the Administrative Agent or any Lender by or on behalf of a Credit Party pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under this Agreement or any other Transaction Document, is at the time the same are so furnished (or as of any earlier date or later date (in the case of any certifications in any Loan Request to be made on the date the related Credit Extension is made) specified therein), when taken as a whole, true and correct in all material respects on the date the same are furnished to the Administrative Agent or such Lender (or, in the case of any certifications in any Loan Request to be made on the date the related Credit Extension is made, on the date such Credit Extension is made), and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements are made (provided, that with respect to any Loan Request furnished solely for the purpose of a Credit Extension on or around April 26th, 2022, the written information set forth in such Loan Request was not be subject to the requirements of this Section 7.01(m) at the time furnished (but shall be subject to the requirements of this Section 7.01(m) as of the date of the Credit Extension set forth therein). The Projections and other forward looking information and information of a general economic nature prepared by or on behalf of the Credit Parties or any of their respective representatives and that have been made available to the Administrative Agent or any Lender in connection with the Transaction

41 CAN_DMS: \1001135821 Documents have been prepared in good faith based upon assumptions believed by such Credit Party to be reasonable (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized) as of the date such Projections and information were furnished to the Administrative Agent or such Lender. (n) Anti-Money Laundering/International Trade Law Compliance. None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates (i) is in violation of any Anti- Terrorism Law, (ii) engages in or conspires to engage in any transaction that violates or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Sanctioned Person, or is controlled by a Sanctioned Person, (iv) is acting or will act for or on behalf of a Sanctioned Person, (v) is associated with, or will become associated with, a Sanctioned Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Sanctioned Person. No Credit Party nor, to the knowledge of any Credit Party, any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. (o) [Reserved]. (p) [Reserved]. (q) [Reserved]. (r) Compliance with Law. Parent and its Subsidiaries have complied with all Applicable Laws to which each of them may be subject, except where any such failure to comply with Applicable Laws could not reasonably be expected to have a Material Adverse Effect. (s) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law. (t) Taxes. The Credit Parties have (i) timely filed all material tax returns (federal, state and local) required to be filed by them, (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, and (iii) paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification to do business in each state in which it is required to so qualify, except with respect to this clause (iii), where any such failure to pay such fees and expenses could not reasonably be expected to have a Material Adverse Effect. (u) [Reserved]. (v) [Reserved]. (w) Other Transaction Documents. Each representation and warranty made by the Credit Parties under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

42 CAN_DMS: \1001135821 ARTICLE VIII COVENANTS SECTION 8.01. Affirmative Covenants of the Credit Parties. At all times from the Closing Date until the Final Payout Date: (a) Payment of Principal and Interest. The Borrower shall duly and punctually pay Interest, Fees, principal of the Loans, and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement. (b) Existence. Parent shall, and shall cause each of its Subsidiaries to, keep in full force and effect its existence and rights as a duly organized entity under applicable law, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral, except where failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect. (c) Financial Reporting. Parent shall furnish to the Administrative Agent: (i) Annual Reporting. within ninety (90) days after the end of each fiscal year of Parent, commencing with the fiscal year ending December 31, 2023, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, and, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (together with customary management discussion and analysis) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification as to “going concern” or scope of such audit, exception or explanatory paragraph (other than with respect to, or resulting from, an upcoming maturity of Indebtedness within one year after delivery of such financial statements or a prospective breach of any financial maintenance covenant) (but for the avoidance of doubt, excluding an “emphasis of the matter” paragraph, explanatory note or explanatory paragraph); (ii) Quarterly Reporting. within forty-five (45) days after the end of each fiscal quarter of each fiscal year of Parent, commencing with the fiscal quarter ending September 30, 2023, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal quarter then ended and setting forth in comparative form the figures for such fiscal quarter and the annual budget for the related fiscal year, and, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, customary management discussion and analysis) and certified by a responsible officer of Parent as fairly presenting in all material respects the financial position, results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject only to year-end audit adjustments and the absence of footnotes;

43 CAN_DMS: \1001135821 (iii) Monthly Reporting. within thirty (30) days after the end of each of the first two months of each fiscal quarter of Parent, commencing with the month ending October 31, 2023, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such month, and the related consolidated statements of income or operations and cash flows for such month, all in reasonable detail and certified by a responsible officer of Parent as fairly presenting in all material respects the financial position, results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject only to year-end audit adjustments and the absence of footnotes; (iv) Compliance Certificate. concurrently with the financial statements referred to in the foregoing clauses (i) – (iii), a fully and properly completed certificate in the form of Exhibit H (a “Compliance Certificate”), certified on behalf of the Parent by a Responsible Officer of Parent, in each instance, as of the last day of the period covered by such financial statements; (v) Liquidity. on each Wednesday following the Closing Date (commencing with September 20, 2023) (each such Wednesday, a “Liquidity Reporting Date”), a thirteen (13) week cash flow forecast on a consolidated basis of the Credit Parties and their Subsidiaries (each, a “Cash Forecast”) (commencing with the week in which such cash flow forecast is delivered to the Administrative Agent), which shall (i) be in form and detail reasonably satisfactory to the Administrative Agent, (ii) reflect the Credit Parties’ good faith projection of all weekly cash receipts and disbursements in connection with the operation of their business for the relevant thirteen-week period, (iii) include a summary of description of variance for cash receipts and disbursements as compared to the Cash Forecast delivered on the preceding Liquidity Reporting Date and (iv) include the calculation of Liquidity as of the immediately preceding Friday; and (vi) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request to the extent such information is not otherwise already provided to the Administrative Agent or Lenders pursuant to a report or covenant set forth herein. (d) Notices. Each Credit Party (or the Parent on its behalf) will notify the Administrative Agent and each Lender in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after) a Financial Officer learns of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto; provided, that notice delivered by any Credit Party (notwithstanding the requirement below as to delivery from the Borrower or officer thereof) as to a given event shall be deemed to satisfy such requirement: (i) Notice of Events of Default. Any Event of Default or Potential Event of Default that has occurred and is continuing. (ii) Representations and Warranties. The failure of any representation or warranty made or deemed to be made by any of the Credit Parties under this Agreement or any other Transaction Document to be true and correct in any material respect when made. (iii) Litigation. The institution of any litigation, arbitration proceeding, or governmental proceeding with respect to any Credit Party, provided that notice is only required to the extent such litigation, arbitration proceeding, or governmental proceeding could reasonably be expected to have a Material Adverse Effect if adversely determined,

44 CAN_DMS: \1001135821 or is a governmental proceeding involving a monetary claim to the extent the claimed amount is $500,000 or more. (iv) [reserved]. (v) Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Credit Party or (B) any material accounting policy of any Credit Party that is relevant to the transactions contemplated by this Agreement or any other Transaction Document. (vi) Note Documents. The (x) occurrence of any Default or Event of Default under the Note Documents (each as defined therein), (y) notice of any material amendment to any Note Document and (z) any material notice, waiver, consent, modification, amendment or other material information delivered to the Note Agent or the Purchasers (as defined in the Note Purchase Agreement). (vii) Material Adverse Change. Notice of any material adverse change in the assets, operations, business or financial condition of Parent and its Subsidiaries, taken as a whole. (e) Compliance with Laws. Parent shall, and shall cause each of its Subsidiaries to, comply with all Applicable Laws to which they may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect. (f) Furnishing of Information and Inspection of Records. The Credit Parties will, at the Credit Parties’ expense, during regular business hours with prior written notice (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Collateral, (B) visit the offices and properties of the Credit Parties for the purpose of examining such books and records and (C) discuss matters relating to the Collateral or the Credit Parties’ performance hereunder or under the other Transaction Documents with any of the senior management of the Credit Parties having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Credit Parties’ expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Collateral; provided, that neither the Administrative Agent nor any accountants or auditors engaged by the Administrative Agent shall be entitled to take copies, extracts, or photos of any information that contains trade secrets, is subject to legal privilege, or is otherwise of strategic importance to the business of the Parent and its Subsidiaries, in each case, as determined by the Borrower acting reasonably and in good faith; provided, further, that the Credit Parties shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing. (g) Additional Subsidiaries. In the event any Credit Party shall acquire or form any new Subsidiary (other than any Excluded Foreign Subsidiary) after the date hereof, such Credit Party will cause such new Subsidiary (unless such new Subsidiary is an Excluded Foreign Subsidiary), upon such acquisition and concurrently with such formation, (i) to become a Credit Party by executing and delivering to Administrative Agent a joinder agreement or such other document as Administrative Agent shall deem appropriate for such purpose (and to take such actions as may be required under the terms of the Security Agreement (including, without limitation, authorizing the filing of such UCC financing statements and delivering certificates (if certificated) in respect of the Equity Interests of such Subsidiary), as shall be necessary or appropriate to cause such Subsidiary to provide a guarantee of the Borrower Obligations, (ii) to

45 CAN_DMS: \1001135821 execute such other Transaction Documents, in form and substance reasonably acceptable to Administrative Agent, as may be required or requested by Administrative Agent in connection with the actions contemplated hereby and (iii) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Administrative Agent shall have required or requested. (h) Pledge of Excluded Foreign Subsidiary. No Credit Party shall be required to pledge or grant a security interest in any Equity Interest in an Excluded Foreign Subsidiary in excess of 65% of the issued and outstanding Equity Interests of such Excluded Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), and 100% of the issued and outstanding Equity Interests of such Subsidiary not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)). (i) [Reserved]. (j) Books and Records. The Borrower shall maintain and implement (or cause the Parent to maintain and implement) administrative and operating procedures, and keep and maintain (or cause the Parent to keep and maintain) all documents, books and records and other information reasonably necessary or advisable in connection with the operation of its business. (k) Security Interest, Etc. The Credit Parties will (and will cause the Parent to), at their expense, take all action necessary to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim except for Liens permitted to exist under this Agreement or the other Transaction Documents, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request, in each case consistent with the terms of this Agreement or the other Transaction Documents. In order to evidence the security interests of the Administrative Agent under this Agreement, the Credit Parties shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Collateral. The Credit Parties shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Credit Parties to file such financing statements under the UCC without the signature of the Credit Parties or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Credit Parties shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent. (l) Certain Agreements. Without the prior written consent of the Administrative Agent and the Lenders, the Credit Parties will not (and will not permit the Parent to) (x) amend, modify, waive, revoke or terminate any Transaction Document or any provision of their organizational documents, or (y) exercise any remedies in respect of the Transaction Documents. (m) [reserved]. (n) [reserved].

46 CAN_DMS: \1001135821 (o) Change in Name or Jurisdiction of Origination, etc. (i) The Credit Parties shall at all times be organized under the laws of the State of Delaware and shall not take any action to change their jurisdiction of organization. (ii) The Credit Parties will not change their respective name, location, identity or corporate structure unless (w) such Credit Party provides the Administrative Agent and Lenders at least thirty (30) days prior notice thereof, (x) such Credit Party, at its own expense, shall have taken all action necessary to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation), (y) the Administrative Agent and the Lenders have consented thereto in writing, and (z) if requested by the Administrative Agent, such Credit Party shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time. (p) Taxes. Parent will, and will cause each of its Subsidiaries to, (i) timely file all material tax returns (foreign, federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP. (q) [Reserved]. (r) Compliance with Anti-Terrorism Laws. The Administrative Agent hereby notifies the Credit Parties that pursuant to the requirements of Anti-Terrorism Laws, and the Administrative Agent’s policies and practices, the Administrative Agent is required to obtain, verify and record certain information and documentation that identifies the Credit Parties and their respective principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, directly or indirectly, knowingly enter into any contract with any Sanctioned Person or any Person listed on the OFAC Lists. Each Credit Party shall immediately notify the Administrative Agent if such Credit Party has actual knowledge that any Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Sanctioned Person or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that violates or attempts to violate any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. (s) [reserved]. (t) Certificate of Title Acts. Bird OpCo will not operate and will not permit the Parent or any of its Subsidiaries to operate any of the scooters owned or operated by it in a jurisdiction in which the scooters may or are required to be registered under any certificate of title act or similar law, statute, or regulation.

47 CAN_DMS: \1001135821 (u) Insurance. The Parent will keep the Parent’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in the Parent’s and its Subsidiaries’ industry and location and as the Administrative Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Administrative Agent. All property policies shall have a lender’s loss payable endorsement showing the Administrative Agent (for the ratable benefit of the Secured Parties) as lender loss payee and shall waive subrogation against the Administrative Agent, and all liability policies shall show, or have endorsements showing, the Administrative Agent (for the ratable benefit of the Secured Parties), as additional insured. Within no less than thirty (30) days after the Closing Date and at all times thereafter, the Administrative Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent 30 days (and 10 days for nonpayment of premium) prior written notice before any such policy or policies shall be canceled. At the reasonable request of the Administrative Agent, the Parent shall deliver to the Administrative Agent certified copies of policies and evidence of all premium payments. Subject to the Intercreditor Agreement, proceeds payable under any policy shall, at the option of the Administrative Agent, be payable to the Administrative Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Borrower Obligations. If the Parent or any of its Subsidiaries fails to obtain insurance as required under this Section 8.01(u) or to pay any amount or furnish any required proof of payment to third persons, the Administrative Agent may make (but has no obligation to do so), at the Parent’s expense, all or part of such payment or obtain such insurance policies required in this Section 8.01(u), and take any action under the policies the Administrative Agent deems prudent. (v) Post-Closing Covenants. The Borrower shall procure that the applicable Credit Parties comply with the covenants (and the timeframes for compliance therewith) set forth in Schedule VII. (w) Termination of Scooter Lease. The Administrative Agent and the Lenders agree that the Lien and any other interest held by them or any other Secured Party in the Scooter Lease shall be terminated, discharge, released and reassigned and the Borrower and Bird OpCo agree that the Scooter Lease shall be terminated, in each case effective as of the Closing Date. SECTION 8.02. Negative Covenants of the Credit Parties. At all times from the Closing Date until the Final Payout Date, each Credit Party shall not, unless the Required Lenders shall otherwise consent in writing: (a) Fundamental Changes; Dispositions. (i) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any wholly owned Subsidiary of any Credit Party may be merged into such Credit Party or another wholly owned Subsidiary of such Credit Party, or any Credit Party may consolidate or amalgamate with another wholly owned Subsidiary of such Credit Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Credit Party gives the Administrative Agent at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including the certificate or certificates of merger or amalgamation or other documents to be filed with each appropriate Secretary of State or equivalent authority (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have

48 CAN_DMS: \1001135821 occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving or amalgamated Subsidiary, if any, if not already a Credit Party, delivers a guaranty and a pledge and security agreement, in each case, satisfactory to the Administrative Agent, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, and in the case of any amalgamation, together with (w) an officer's certificate from an authorized officer of the surviving or amalgamated Subsidiary, (x) resolutions of the board of directors (or equivalent governing body) of the surviving or amalgamated Subsidiary, (y) an opinion letter from counsel to such surviving or amalgamated Subsidiary opining as to such matters as the Administrative Agent may reasonably request and (z) such lien filings as the Administrative Agent may reasonably request, and (F) in the case of any such merger or consolidation involving Parent or the Borrower, Parent or the Borrower, as applicable, shall be the continuing or surviving entity. (ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing) (including issuances of Equity Interests by Subsidiaries that do not result in a Change in Control and Dispositions of interests in Subsidiaries), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Credit Party and its Subsidiaries may make Permitted Dispositions. (b) Mergers or Acquisitions. The Parent shall not consolidate with or merge with or into, or (directly, or indirectly through one or more of the Parent’s Subsidiaries) sell, lease, or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless: (a) the resulting, surviving, or transferee Person is the Parent and (b) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing. (c) Debt. The Parent shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness (including, for certainty, any Indebtedness incurred on a contingent basis) other than Permitted Indebtedness. (d) Liens. The Parent shall not, and shall not permit any of its Subsidiaries to, incur any Lien (other than Permitted Liens). (e) Restricted Payments. The Parent shall not, and shall not permit any of its Subsidiaries to, make or effect or permit any of its Subsidiaries to make or effect any Restricted Payment other than Permitted Restricted Payments. (f) Transactions with Affiliates. Parent shall not, and shall not permit any of its Subsidiaries to enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any Affiliate Transaction, other than (i) any transactions solely between or among Parent and/or any of its Subsidiaries which are Credit Parties (or an entity that becomes a Credit Party as a result of such transaction) or (ii) any transactions with any Lender in such Lender’s position as a Lender, unless such transaction is on terms that are no less favorable to the Parent or the relevant Subsidiary

49 CAN_DMS: \1001135821 than those that could have been obtained in a comparable transaction by the Parent or such Subsidiary with an unrelated Person on an arm’s-length basis (as determined in good faith by the Parent) and: (i) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $1.0 million, the transaction has been approved by a resolution adopted by a majority of the disinterested members of the Board of Directors; and (ii) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $5.0 million, the Parent obtains and delivers to the Administrative Agent a favorable written opinion from an Independent Financial Advisor (A) as to the fairness of the transaction to Parent and the Subsidiaries from a financial point of view; or (B) stating that the terms of such transaction are, taken as a whole, no less favorable to Parent or the relevant Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Parent or such Subsidiary with a Person that is not an Affiliate of Parent or any Subsidiary. (g) Hedging Agreements. Parent shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Agreement other than Hedging Agreements entered into in the ordinary course of business for hedging actual foreign exchange requirements in the following six months and actual interest rate or foreign exchange exposure in connection with financing agreements and not for speculative purposes. ARTICLE IX FINANCIAL COVENANTS SECTION 9.01. Liquidity. The Credit Parties shall maintain Liquidity of no less than $2,000,000 at any time. SECTION 9.02. Tangible Net Worth. The Credit Parties shall not permit the Tangible Net Worth of Parent and its Subsidiaries as of the last Business Day of any calendar month to be less than 50% of the outstanding principal balance of the Loans as of the last Business Day of such calendar month. ARTICLE X EVENTS OF DEFAULT SECTION 10.01. Events of Default. If any of the following events (each an “Event of Default”) shall occur: (a) the Borrower fails to pay (i) any Amortization Amount when due, (ii) any amount on the Final Maturity Date, or (iii) any Interest or any other amount due and payable under this Agreement (other than the amounts specified in clauses (i) and (ii) hereof), and such failure shall continue for one (1) Business Day; (b) [reserved]; (c) the Parent or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of any Material Indebtedness, and such failure shall continue after the

50 CAN_DMS: \1001135821 applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness without waiver or consent prior to the Administrative Agent delivering notice of a reservation of rights or other potential action in respect thereof, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; (d) [reserved]; (e) [reserved]; (f) [reserved]; (g) [reserved]; (h) Parent shall have failed to raise at least $9,600,000 of cash and Cash Equivalents from the proceeds from the issuance of its Equity Interests (other than Disqualified Equity Interests) or Notes of Parent after the Closing Date and on or prior to December 31, 2023; (i) any Credit Party shall fail to perform or observe any other material term, covenant or agreement under this Agreement or any other Transaction Document (other than with respect to the events listed in subsections (a) through (h) above or the event listed in subsection (v) below), and such failure, solely to the extent capable of cure, shall continue for thirty (30) days following the earlier of (x) the actual knowledge of any Responsible Officer of any Credit Party of such failure and (y) the Administrative Agent’s written notice to any Credit Party of such failure; (j) any representation or warranty made or deemed made by any Credit Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Credit Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, which, solely to the extent capable of cure, remains unremedied for thirty (30) days following the earlier of (x) any Credit Party’s actual knowledge of such breach and (y) the Administrative Agent’s written notice to any Credit Party of such breach; (k) (i) any security interest granted pursuant to the Security Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Borrower or the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim (other than Permitted Liens); (ii) [reserved]; (iii) [reserved]; or (iv) the EMEA Dutch Pledge or any security interest granted pursuant to the EMEA Dutch Pledge shall for any reason (other than in accordance with its terms) cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the collateral thereunder; (l) an Event of Bankruptcy shall occur with respect to a Credit Party and/or Bird Canada Scooters Inc.; (m) a Change in Control shall occur;

51 CAN_DMS: \1001135821 (n) either (i) the Internal Revenue Service shall file notice of a lien (other than Permitted Liens) pursuant to Section 6323 of the Code with regard to any assets of any Credit Party or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or 4068 of ERISA with regard to any of the assets of any Credit Party; (o) (i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Credit Party or any of their respective Subsidiaries or ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any Credit Party or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by any Credit Party or any of their respective Subsidiaries or ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any Credit Party or any of their respective Subsidiaries or ERISA Affiliates (pursuant to Section 4975 of the Code); or (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause (i) through (ix), either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (p) a Material Adverse Effect shall occur with respect to any Credit Party; (q) any Credit Party shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule; (r) any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Credit Party (or any of their respective Affiliates) shall so state in writing; (s) one or more judgments or decrees shall be entered against any Credit Party involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of forty-five (45) consecutive days, and the aggregate amount of all such judgments equals or exceeds $5,000,000; (t) any Transaction Document covering a material portion of the Collateral for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected Lien on, and security interest in, any material portion of the Collateral covered thereby with respect to the Loans, subject to Permitted Liens, except to the extent that any such perfection or priority is not required pursuant to the Transaction Documents or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Transaction Documents; (u) [Reserved] (v) any of the Credit Parties shall fail to comply with any of the covenants (and the timeframes for compliance therewith) set forth in Section 8.01(a), 8.01(c), 8.01(aa) or Section 8.02; or

52 CAN_DMS: \1001135821 (w) Parent shall (i) fail to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of the Notes issued under the Note Purchase Agreement, or (ii) fail to observe or perform any other agreement or condition under the Note Documents, or any other event occurs, the effect of which failure or other event is to cause, or to permit the holder or holders of the Notes or the Note Collateral Agent to cause, with the giving of notice if required, the Obligations (as defined in the Note Purchase Agreement) to become due and payable (automatically or otherwise) prior to their stated maturity; in each case, regardless of whether any such failure or default is remedied or waived; then, and in any such event, the Administrative Agent may (or, at the direction of the Lenders shall) by notice to the Borrower declare (y) the Final Maturity Date to have occurred and (z) all Borrower Obligations to be immediately due and payable; provided, that automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (l) of this Section 10.01 with respect to the Borrower, the Final Maturity Date shall occur and all Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01. ARTICLE XI THE ADMINISTRATIVE AGENT SECTION 11.01. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to enter into each of the Transaction Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as the Administrative Agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 14.01 and to the terms of the other Transaction Documents, the Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Transaction Documents on behalf of Lenders. Except for Sections 11.09, 11.12, and 11.14 the provisions of this Article XI are solely for the benefit of the Administrative Agent and Lenders and neither the Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any other Credit Party. The Administrative Agent may perform any of its duties hereunder, or under the Transaction Documents, by or through its agents, servicers, trustees, investment managers or employees. SECTION 11.02. The Administrative Agent and Affiliates. The Administrative Agent shall have the same rights and powers under the Transaction Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not the Administrative Agent hereunder. SECTION 11.03. Action by the Administrative Agent. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Transaction Documents is intended to or shall be construed to impose upon the Administrative Agent any

53 CAN_DMS: \1001135821 obligations in respect of this Agreement or any of the Transaction Documents except as expressly set forth herein or therein. SECTION 11.04. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. SECTION 11.05. Liability of the Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Transaction Documents, except that the Administrative Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither the Administrative Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Transaction Document; (c) the satisfaction of any condition specified in any Transaction Document; (d) the validity, effectiveness, sufficiency or genuineness of any Transaction Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non- existence of any Event of Default or Potential Event of Default; or (f) the financial condition of any Credit Party. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). SECTION 11.06. Indemnification. Each Lender shall, in accordance with its pro rata share of the total unfunded Commitment and funded Loans hereunder, indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that the Administrative Agent may suffer or incur in connection with the Transaction Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Lenders until such additional indemnity is furnished. SECTION 11.07. Right to Request and Act on Instructions. The Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Transaction Documents the Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Transaction Documents until it shall have received such instructions from the Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender

54 CAN_DMS: \1001135821 shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Lenders (or such other applicable portion of the Lenders), the Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate Applicable Law or exposes the Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.06. SECTION 11.08. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Transaction Documents. SECTION 11.09. Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent under any Transaction Document (a) upon termination of the Loans and payment in full of all Borrower Obligations; or (b) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Transaction Document, including pursuant to Section 8.01(s) (it being understood and agreed that the Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Transaction Documents). Upon request by the Administrative Agent at any time, Lenders will confirm the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.09. SECTION 11.10. Agency for Perfection. The Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such assets, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor, shall deliver such assets to the Administrative Agent or in accordance with the Administrative Agent’s instructions or transfer control to the Administrative Agent in accordance with the Administrative Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any security interest hereunder or to realize upon any Collateral for the Loans unless instructed to do so by the Administrative Agent (or consented to by the Administrative Agent), it being understood and agreed that such rights and remedies may be exercised only by the Administrative Agent. SECTION 11.11. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Credit Party referring to this Agreement, describing such Potential Event Default or Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify each Lender of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Potential Event of Default or Event of Default as may be requested by the Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until the Administrative Agent has received any such request, the Administrative Agent may

55 CAN_DMS: \1001135821 (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event Default or Event of Default as it shall deem advisable or in the best interests of Lenders. SECTION 11.12. Assignment by the Administrative Agent; Resignation of the Administrative Agent; Successor the Administrative Agent. (a) The Administrative Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom the Administrative Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loans, in each case without the consent of the Lenders or the Borrower. Following any such assignment, the Administrative Agent shall give notice to the Lenders and the Borrower. An assignment by the Administrative Agent pursuant to this subsection (a) shall not be deemed a resignation by the Administrative Agent for purposes of subsection (b) below. (b) Without limiting the rights of the Administrative Agent to designate an assignee pursuant to subsection (a) above, the Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Lenders shall have the right to appoint a successor the Administrative Agent. If no such successor shall have been so appointed by the Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring the Administrative Agent gives notice of its resignation, then the retiring the Administrative Agent may on behalf of the Lenders, appoint a successor the Administrative Agent; provided, however, that if the Administrative Agent shall notify the Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from the Administrative Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents, and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Lenders appoint a successor the Administrative Agent as provided for above in this paragraph. (c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as the Administrative Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) the Administrative Agent, and the retiring the Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Transaction Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor the Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring the Administrative Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Article and Section 11.12 shall continue in effect for the benefit of such retiring the Administrative Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring the Administrative Agent was acting or was continuing to act as the Administrative Agent. SECTION 11.13. Payment and Sharing of Payment. (a) On the date of any Credit Extension, the Administrative Agent, on behalf of Lenders, may elect to advance to the Borrower the full amount of the Loan to be made on such date prior to receiving funds from Lenders, in reliance upon each Lender’s commitment to make its Loan Commitment Percentage of the applicable Loan to the Borrower in a timely manner on such date. If the Administrative Agent elects to advance the applicable Loan to the Borrower in such manner, the Administrative Agent shall be entitled to receive all interest that accrues on the date of any such Credit

56 CAN_DMS: \1001135821 Extension on each Lender’s Loan Commitment Percentage of the applicable Loan unless the Administrative Agent receives such Lender’s Loan Commitment Percentage of the applicable Loan before 3:00 p.m. (Eastern time) on the date of any such Credit Extension. (b) It is understood that for purposes of advances to the Borrower made pursuant to this Section 11.13, the Administrative Agent will be using the funds of the Administrative Agent, and pending settlement, all interest accruing on such advances shall be payable to the Administrative Agent. (c) The provisions of this Section 11.13 shall be deemed to be binding upon the Administrative Agent and Lenders notwithstanding the occurrence of any Potential Event of Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to the Borrower or any other Credit Party. SECTION 11.14. Loan Payments. Payments of principal, interest and fees in respect of the Loans will be settled on the date of receipt if received by the Administrative Agent on the last Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month. SECTION 11.15. Return of Payments. (a) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate. (b) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Transaction Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind. SECTION 11.16. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of the Loans (other than pursuant to the terms of Section 5.03(e)) in excess of its pro rata share of the total funded Loans hereunder of payments entitled pursuant to the other provisions of this Section 11.16, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 14.16) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation). If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in

57 CAN_DMS: \1001135821 lieu of a setoff to which this Section 11.16 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 11.16 to share in the benefits of any recovery on such secured claim. SECTION 11.17. Right to Perform, Preserve, and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Transaction Document, the Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at the Borrower’s expense. The Administrative Agent is further authorized by the Borrower and the Lenders to make expenditures from time to time which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by the Borrower, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Borrower Obligations. The Borrower hereby agrees to reimburse the Administrative Agent on demand for any and all costs, liabilities and obligations incurred by the Administrative Agent pursuant to this Section 11.17. Each Lender hereby agrees to indemnify the Administrative Agent upon demand for any and all costs, liabilities and obligations incurred by the Administrative Agent pursuant to this Section 11.17, in accordance with the provisions of Section 11.06. ARTICLE XII [RESERVED] ARTICLE XIII INDEMNIFICATION SECTION 13.01. Indemnities by the Borrower. (a) Without limiting any other rights that the Administrative Agent, the Lenders, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs (excluding the allocated costs of in house counsel and limited to not more than one firm of counsel for all such Borrower Indemnified Parties, taken as a whole, and, if necessary, a single local firm of counsel in each appropriate jurisdiction for all such Borrower Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Borrower Indemnified Party)) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Loans or the security interest in respect of any of the Collateral; excluding, however, (i) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted solely from the fraud, gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification and (ii) Borrower Indemnified Amounts to the extent arising from a claim, action, litigation, investigation, or other proceeding that does not arise from any act or omission by any Credit Party or any officer, partner, director, trustee, employee, or agent of any Credit Party and that is brought by any Borrower Indemnified Party against another Borrower Indemnified Party (other than any such claim, action, litigation, investigation, or other proceeding brought against the Administrative Agent in its capacity as such). (b) [Reserved]. (c) If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower

58 CAN_DMS: \1001135821 Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties. (d) Any indemnification or contribution under this Section shall survive the termination of this Agreement. For the avoidance of doubt, the indemnity provided pursuant to this Section 13.01 and Section 14.04 shall not apply to claims for Indemnified Taxes or Excluded Taxes. ARTICLE XIV MISCELLANEOUS SECTION 14.01. Amendments, Etc. (a) No provision of this Agreement or any other Transaction Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower and the Required Lenders (and, if any amendment, waiver or other modification would either increase a Lender’s Commitment, by such Lender and (y) the rights or duties of Administrative Agent are affected thereby, by Administrative Agent); provided that no such amendment, waiver or other modification shall, unless signed by all Lenders directly affected thereby, (i) reduce the principal of, rate of interest (excluding, for the avoidance of doubt, any amendment, waiver or other modification to Article IX or the defined terms used therein, which shall be subject to the approval of Required Lenders) on or any fees or prepayment premium with respect to any Loan or forgive any principal, interest or fees or prepayment premium with respect to any Loan (provided that this clause (i) shall not apply to the waiver of default interest); (ii) postpone or waive the date fixed for any payment of principal of any Loan or of interest on any Loan or any fees or prepayment premium hereunder or for any termination of any commitment; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) release, or subordinate Administrative Agent’s lien in respect of, all or substantially all of the Collateral, authorize any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral, or release any Guarantor from all or any portion of its obligations under the Guaranty or any similar Transaction Document, except as otherwise may be provided in this Agreement or the other Transaction Documents (including, without limitation, in connection with any disposition permitted hereunder); (v) amend, waive or otherwise modify either of Section 4.01(a), Section 11.16, this Section 14.01, Section 14.03 or the definitions of the terms used in such Sections insofar as the definitions affect the substance of such Sections; (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Transaction Document or release any Credit Party of its payment obligations under any Transaction Document, except pursuant to a merger, consolidation or other transaction permitted pursuant to this Agreement (it being understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (iii), (iv), (v) and (vi)), or (vii) change any provision in respect of any Credit Party or its Affiliates acquiring any interest in any of the Obligations.

59 CAN_DMS: \1001135821 (b) Notwithstanding the foregoing in this Section 14.01, Administrative Agent and the Borrower may amend or modify this Agreement and any other Transaction Document to (i) cure any factual or typographical error, omission, defect or inconsistency therein if such amendment, modification or supplement does not adversely affect any Lender or (ii) grant a new Lien, for the benefit of the Lenders, extend an existing Lien over additional property, for the benefit of the Lenders, or join additional Persons as Credit Parties. In addition, the Transaction Documents and related documents executed by the Credit Parties in connection with this Agreement may be in a form reasonably determined by Administrative Agent and may be, together with this Agreement, amended and waived with the consent of Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender solely to the extent such amendment or waiver is required in order (i) to comply with local law or (ii) to cause such Transaction Document or other document to be consistent with this Agreement and the other Transaction Documents. (c) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Administrative Agent may, without the consent of any Lender or Credit Party, enter into amendments or modifications to this Agreement or any of the other Transaction Documents in order to implement any replacement of Term SOFR as contemplated in the definition thereof or any Term SOFR Replacement Conforming Changes or otherwise effectuate the terms of this Section 14.01 in accordance with the terms of this Section 14.01. SECTION 14.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule V hereto or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received. SECTION 14.03. Assignability; Addition of Lenders. (a) Assignment by Lenders. Each Lender may assign to any Eligible Assignee or to any other Lender (other than a Disqualified Institution) all or a portion of its rights and obligations under this Agreement (including, but not limited to, (A) all or a portion of its unfunded Commitment hereunder without the necessity of transferring any portion of any Loan funded by such Lender or other obligations owed to it hereunder, or (B) all or a portion of any Loan funded by such Lender or other obligations owed to it hereunder without the necessity of transferring any portion of its unfunded Commitment hereunder); provided, however, that (i) except for an assignment by a Lender to either an Affiliate of such Lender or any other Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, that such consent shall be deemed to be given if the Borrower does not respond within five (5) Business Days of a request for consent; and provided, further, that such consent shall not be required if an Event of Default has occurred and is continuing; (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement; and

60 CAN_DMS: \1001135821 (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). (b) Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain at its address referred to on Schedule V of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the Commitment of each Lender and the aggregate outstanding principal amount (and stated interest) of the Loans of each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms of this Agreement as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. (c) Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Lender and an Eligible Assignee or assignee Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Credit Parties. (d) Participations. Each Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment or the interests in the Loans owned by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations. The Administrative Agent, the Lenders, and the Credit Parties shall have the right to continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. The Credit Parties agree that each Participant shall be entitled to the benefits of Sections 5.01 and 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its

61 CAN_DMS: \1001135821 participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. (e) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (f) Assignments by Administrative Agent. This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative Agent and its successors and assigns; provided, that (i) the Administrative Agent may not assign to a Disqualified Institution and (ii) in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or a Lender, so long as no Event of Default has occurred and is continuing, such assignment shall require the Credit Parties’ consent (not to be unreasonably withheld, conditioned or delayed). (g) Assignments by the Credit Parties. The Credit Parties may not assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Lender (such consent to be provided or withheld in the sole discretion of such Person). (h) Pledge to Secure Obligations of Lender. Notwithstanding anything to the contrary set forth herein, any Lender or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement and any other Transaction Document to secure obligations of such Lender to any Person providing any extension of credit or financial arrangement to or for the account of such Lender or any of its Affiliates and any agent, trustee, or representative of such Person (without notice to or the consent of the Credit Parties, any other Lender, or the Administrative Agent); provided, that no such pledge shall relieve such Lender of its obligations under this Agreement or substitute any such pledgee for such Lender as a party hereto. SECTION 14.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Credit Parties agree to pay on demand all reasonable and documented out-of- pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable and documented out-of-pocket Attorney Costs for the Administrative Agent and the Lenders and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the Lenders and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable and documented out-of- pocket accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the Lenders and any of their respective Affiliates incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any Lender as to their rights and

62 CAN_DMS: \1001135821 remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of the Administrative Agent and the Lenders and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents. SECTION 14.05. Invoices for Indemnified Amounts. To the extent invoiced to the Borrower at least seven (7) Business Days prior to a Payment Date, any indemnification amounts under this Agreement shall be paid pursuant to the Priority of Payments on such Payment Date (it being agreed and understood, for the avoidance of doubt, that if any such amount is invoiced less than seven (7) Business Days prior to a Payment Date, such amount shall be paid on the next Payment Date). SECTION 14.06. Confidentiality. (a) Each of the Credit Parties covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any Lender), except as the Administrative Agent and each Lender may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Credit Parties, the Parent or their Advisors and Representatives, (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that in the case of clause (iii) above, the Credit Parties will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Lender of their intention to make any such disclosure prior to making such disclosure, or (iv) to the parties to the Note Documents and their Advisors and Representatives. Each of the Credit Parties agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Credit Parties and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided, that the Administrative Agent and the Lenders shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any Lender, or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent, or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. (b) Each of the Administrative Agent and each Lender, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Credit Parties and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Credit Parties may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request

63 CAN_DMS: \1001135821 of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent or any Lender or their respective Affiliates or (v) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that in the case of clause (v) above, the Administrative Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Credit Parties of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. (c) As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided, that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person. (d) Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. SECTION 14.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK). SECTION 14.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Execution of any such counterpart may be by means of (a) an electronic signature) that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or other Transaction Document. The foregoing shall apply to each other Transaction Document, and any notice delivered hereunder or thereunder, mutatis mutandis. SECTION 14.09. Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

64 CAN_DMS: \1001135821 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 5.01, 5.02, 5.03, Article XI, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement. SECTION 14.10. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE CREDIT PARTIES, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE CREDIT PARTIES OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. (b) EACH OF THE CREDIT PARTIES CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. SECTION 14.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. SECTION 14.12. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Borrower Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Borrower Obligations; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

65 CAN_DMS: \1001135821 SECTION 14.13. Limitation of Liability. (a) No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Lender, the Administrative Agent, or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Credit Parties hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Lenders, the Administrative Agent, and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Credit Parties or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Lender or the Administrative Agent or any of their respective Affiliates in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party. (b) No claim may be made by the Administrative Agent, any Lender, or any Affiliate thereof or any other Person against any Credit Party, or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Administrative Agent and each Lender hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties, and their respective Affiliates shall have any liability to the Administrative Agent, any Lender or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Administrative Agent, such Lender, or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party or Affiliate in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party. (c) The obligations of the Administrative Agent, each Lender and each Credit Party under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person. SECTION 14.14. Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Lenders, and the Administrative Agent agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence. SECTION 14.15. USA Patriot Act. Each of the Administrative Agent and each of the Lenders hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and

66 CAN_DMS: \1001135821 the Lenders may be required to obtain, verify and record information that identifies the Credit Parties and the Parent, which information includes the name, address, tax identification number and other information regarding the Credit Parties and the Parent that will allow the Administrative Agent and the Lenders to identify the Credit Parties and the Parent in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Credit Parties agrees to provide the Administrative Agent and each Lender, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act. SECTION 14.16. Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender (including by any branches or agencies of such Lender) to, or for the account of, the Borrower against amounts owing by the Borrower hereunder (even if contingent or unmatured); provided, that such Lender shall notify the Borrower promptly following such setoff. SECTION 14.17. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 14.18. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof. SECTION 14.19. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause. ARTICLE XV AMENDMENT AND RESTATEMENT It is the express intent of the parties hereto that (i) effective as of the Closing Date, this Agreement shall re-evidence the indebtedness of Bird OpCo under the Existing Loan Agreement in respect of the Existing Loans and amend and restate the relative rights, claims and interests of Administrative Agent, the Lenders, the Borrower and the other Credit Parties under and with respect to the Existing Loan Agreement, (ii) this Agreement is entered into in substitution for, and not in payment of, such indebtedness of Bird OpCo under the Existing Loan Agreement effective as of the Closing Date and (iii) this Agreement is in no way intended to constitute a novation, repayment, release, discharge or refinancing of such indebtedness of Bird OpCo.

67 CAN_DMS: \1001135821 Each Credit Party hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Transaction Documents (including guarantees and security agreements) executed by such Credit Party and (iii) acknowledges, renews and extends its continued liability under all such Transaction Documents and agrees that such Transaction Documents remain in full force and effect, including with respect to the obligations of Bird OpCo as modified by this Agreement. Each Credit Party further represents and warrants to the Administrative Agent and each of the Lenders that after giving effect to this Agreement, neither the modification of the Existing Loan Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of this Agreement (x) impairs the validity, effectiveness or priority of the Liens granted by any Credit Party pursuant to any Transaction Document (as defined in the Existing Loan Agreement), and such Liens continue unimpaired with the same priority to secure the repayment of all Obligations, whether heretofore or hereafter incurred or (y) requires that any new filings be made or other actions taken to perfect or to maintain the perfection of such Liens. In furtherance of the foregoing, each the Borrower and Bird OpCo hereby agree that effective immediately upon the amendment and restatement of the Existing Loan Agreement as of the Closing Date, without action by any other Person, (i) Bird OpCo hereby assigns to the Borrower all of its rights as the “Borrower” under (and as defined in) the Existing Loan Agreement and under the other Transaction Documents (as defined therein) and the Borrower hereby assumes (the “Closing Date Assumption”) all of the obligations and duties of Bird OpCo as the “Borrower” hereunder and under the other Transaction Documents. All references to the “Borrower” herein and in each other Transaction Document shall, upon and after the Closing Date Assumption, be references to the Borrower. [Signature Pages Follow]

[Signature Page to Loan Agreement] CAN_DMS: \1001135821 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. BIRD US OPCO, LLC By: /s/ Michael Washinushi Name: Michael Washinushi Title: Interim Chief Executive Officer BIRD US HOLDCO, LLC By: /s/ Michael Washinushi Name: Michael Washinushi Title: Interim Chief Executive Officer BIRD GLOBAL, INC. By: /s/ Michael Washinushi Name: Michael Washinushi Title: Interim Chief Executive Officer BIRD RIDES, INC. By: /s/ Michael Washinushi Name: Michael Washinushi Title: Interim Chief Executive Officer

[Signature Page to Loan Agreement] CAN_DMS: \1001135821 MIDCAP FINANCIAL TRUST , as Administrative Agent By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management, GP, LLC, its general partner By: /s/ Maurice Amsellem Name: Maurice Amsellem Title: Authorized Signatory

[Signature Page to Amended and Restated Loan Agreement] CAN_DMS: \1001135821 MIDCAP FUNDING V TRUST, as a Lender By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management, GP, LLC, its general partner By: /s/ Maurice Amsellem Name: Maurice Amsellem Title: Authorized Signatory

Signature Page to Amended and Restated Loan Agreement] CAN_DMS: \1001135821 MIDCAP FINANCIAL INVESTMENT CORPORATION, as a Lender By: /s/ Kristin Hester______________________ Name: Kristin Hester Title: Chief Legal Officer